Exhibit 10.17

EXECUTION VERSION

AMENDED AND RESTATED JAMAICA TRUST DEED

THIS AMENDED AND RESTATED JAMAICA TRUST DEED (this “Trust Deed”) made this 22nd day of November, 2011, amends and restates in its entirety the Trust Deed made the 19th day of February, 2010;

BETWEEN: DIGICEL INTERNATIONAL FINANCE LIMITED an international business company incorporated under the laws of St. Lucia (hereinafter called the “Company”);

AND: PAN CARIBBEAN FINANCIAL SERVICES LIMITED (formerly known as Pan Caribbean Merchant Bank Limited), a company incorporated under the laws of Jamaica and having its registered office at Pan Caribbean Building, 60 Knutsford Boulevard, Kingston 5 in the Parish of Saint Andrew, Jamaica (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Existing Trust Deed (as defined below) pursuant to which bonds (the “Existing Bonds”) were issued to certain bondholders (the “Existing Bondholders”);

WHEREAS, the Company and the Trustee wish to amend and restate the Existing Trust Deed in accordance with this Trust Deed to provide, inter alia, for the exchange of the Existing Bonds for new Bonds to be issued under this Trust Deed;

WHEREAS, the Existing Trust Deed was, and this Trust Deed, amending and restating the Existing Trust Deed, shall continue to be, a Facility Agreement as defined in the Common Agreement;

WHEREAS, to induce the Existing Bondholders to become Bondholders hereunder and to exchange the Existing Bonds for the Bonds issued hereunder on the date hereof, the Company has agreed to amend and restate the Existing Trust Deed;

WHEREAS, this Trust Deed is the Facility Agreement in respect of the Bondholders and contemplated by the Common Agreement; and

WHEREAS, the Trustee has agreed to continue to act as trustee for the benefit of the Bondholders upon and subject to the terms and conditions of this Trust Deed.

NOW, THEREFORE, THIS TRUST DEED WITNESSETH, that in consideration of the premises and the exchange of the Existing Bonds issued under the Existing Trust Deed for the Bonds, the Existing Trust Deed is hereby amended and restated in its entirety as set forth herein and the Company does hereby declare, agree and bind itself to the Trustee for the benefit of Bondholders as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms used herein and not otherwise defined in this Trust Deed shall have their respective meanings assigned to them in the Common Agreement. In this Trust Deed, unless the context otherwise requires, the following terms shall have the following meanings:

“Accepting Bondholders” has the meaning assigned to such term in Section 10.02(a).

“Administrative Notice” has the meaning ascribed thereto in Section 9.01.

“Applicable Margin” means 4.0% per annum during the existence of an Event of Default and 2.0% at all other times.

“Auditors” means an Approved Accounting Firm as defined in the Common Agreement.

“Authorized Newspaper” means a newspaper published daily in Jamaica and having island-wide circulation.

“Board Resolution” means a resolution duly passed by the directors of the Company or, where permitted by the Articles of Association of the Company, a memorandum in writing duly signed by all the directors for the time being of the Company.

“Bond Cap” has the meaning ascribed thereto in Section 4.01.

“Bond Modification Agreement” means a bond modification agreement relating to Permitted Amendments approved as provided in Section 10.02, among the Company and one or more Accepting Bondholders and acknowledged by the Trustee.

“Bond Modification Offer” has the meaning assigned to such term in Section 10.02(a).

“Bondholder” means a registered holder for the time being of a Bond.

“Bond Payment” means principal, interest or any other sum payable on, or in respect of, the Bonds.

“Bond Redemption Date” means the date (whether arising by acceleration, prepayment or otherwise) on which the final payment is due on the Bonds.

“Bonds” means the bonds placed by the Company under and pursuant to the terms of this Trust Deed, each such Bond to be in the form set out in Schedule 1.

“Collateral Accounts” has the meaning set forth in the Intercreditor and Collateral Agency Agreement.

“Common Agreement” means an Amended and Restated Common Agreement, dated as of March 23, 2007, by and among the Company, the Tranche A Administrative Agent, the Tranche B Administrative Agent, the Revolving Administrative Agent, the Jamaica Trustee, the US$ Trustee, each Additional Senior Secured Facility Agent, the Collateral Agent, the Mossel Co-Collateral Agent, the DECL Co-Collateral Agent, the Cayman Co-Collateral Agent, the El-Salvador Co-Collateral Agent and each Additional Co-Collateral Agent.

“Confidential Information” means all non-public information furnished to the Trustee or any Bondholder, by or on behalf of the Company; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.

“Covenanted Deliverables” means financial statements, certificates, schedules and all other information or documents or things which the Company has covenanted to deliver to the Trustee or the Collateral Agent pursuant to this Trust Deed or any of the other Loan Documents.

“Directors” with reference to the Company, means the directors for the time being of the Company.

“Enforcement Action” means any foreclosure action, seizure, exercise of power of sale, appointment of receiver or other enforcement action taken with respect to or under any applicable Security Document or otherwise pursuant to any common law or statutory right.

“Enforcement Consensus” has the meaning assigned to such term in the Intercreditor and Collateral Agency Agreement.

“Event of Default” has the meaning set forth in Section 3.01.

“Excess Amount” has the meaning ascribed thereto in Section 8.07.

“Existing Trust Deed” means the Trust Deed made on the 19th day of February, 2010 between the Company and the Trustee.

“Favourable Legal Opinion” has the meaning ascribed thereto in Appendix 3.

“Financial Year” means the financial year of the Company.

“GCT” means General Consumption Tax imposed by the General Consumption Tax Act of Jamaica.

“Indemnified Persons” has the meaning ascribed thereto in Section 14.01.

“Initial Bond Exchange Date” means date upon which the Bonds are delivered to the Bondholders in exchange for the Existing Bonds which were issued pursuant to a private placement, which Bonds shall be for a nominal value of J$2,090,188,470.00.

“Initial Interest Rate” means a fixed rate of 8.50% per annum plus, during the existence of an Event of Default, 2.0%.

“Interest Payment Date” means the last day of each Interest Period, being the date upon which interest is payable for that Interest Period, or the date upon which interest may be payable pursuant to a Notice of Acceleration.

“Interest Period” means, in the first instance, the period commencing on the Issue Date and ending on December 31, 2011 and thereafter each of the following 3-month periods namely, (i) January 1 to March 31; (ii) April 1 to June 30; (iii) July 1 to September 30 and (iv) October 1 to December 31.

“Interest Rate” means the WATBY plus the Applicable Margin.

“Interest Setting Dates” means, in respect of the first Interest Period, the Issue Date and, thereafter, the first day of each Interest Period.

“Issue Date” means the Initial Bond Exchange Date (with respect to the Bonds which are issued on such date in exchange for the Existing Bonds) and the date on which new Bonds are issued in exchange for such Bonds (with respect to any other Bonds issued hereunder).

“Jamaican Dollars,” “J Dollars,” and “J$” mean dollars in the lawful currency of Jamaica.

“Lead Manager” means Citigroup Global Markets Inc.

“Majority Extending Lenders” has the meaning assigned to such term in Section 10.01.

“Notice of Acceleration” means a written notice stating that the Advances on account of the Bonds have become due and payable during the continuation of any Event of Default.

“Notice of Cancellation of Acceleration” has the meaning assigned to such term in Section 13.03.

“Notice of Cancellation of Enforcement” has the meaning assigned to such term in the Intercreditor and Collateral Agency Agreement.

“Notice of Enforcement” has the meaning assigned to such term in the Intercreditor and Collateral Agency Agreement.

“Ordinary Resolution” has the meaning ascribed thereto in clause 11 of Appendix 2.

“Overpayment” has the meaning ascribed thereto in Section 8.05.

“Payment Account” has the meaning ascribed thereto in Section 8.02.

“Payment Date” means an Interest Payment Date, a Principal Payment Date or any other date on which any payment on, or in respect of, the Bonds falls due for payment.

“Payment Deficiency” means with respect to any Bond Payment, the amount of such Bond Payment then due less the sum received by the Trustee on account of such Bond Payment.

“Permitted Amendments” has the meaning assigned to such term in Section 10.02(c).

“Principal Payment Date” means a date specified under column 1 of Section 3.01, being a date on which an installment of principal falls due for payment and any other date on which a Mandatory Prepayment is due or otherwise means any date on which the whole or any part of the outstanding principal sum on the Bonds is required to be paid.

“Register of Bondholders” has the meaning specified in Section 6.01.

“Replacement Bond” has the meaning specified in Section 6.07.

“Responsible Officer” means as respects the Company, any director, the chief executive officer, the chief financial officer or other person authorized by the Board of Directors to issue notices or other communications to the Trustee on behalf of the Company.

“Risk Policy” means an insurance policy or third party guarantee obtained by a Bondholder designed to mitigate such Bondholder’s political or commercial risk in connection with the Bonds owned by such Bondholder.

“Secretary” means the secretary for the time being of the Company.

“Taxes” means all present or future taxes, withholding obligations, duties, levies, imposts, deductions or other charges of whatever nature levied or imposed by the Government of Jamaica or any taxation authority thereof.

“Trading Restrictions” means the restrictions set out in Appendix 3 hereto.

“Trustee’s Rate of Interest” means the aggregate of WATBY and 4.5%.

“Unanimous Resolution” has the meaning ascribed thereto in clause 13 of Appendix 2.

“WATBY” means as of any Interest Setting Date, the weighted average Treasury Bill Yield, as announced by the Government of Jamaica in respect of the most recent offer of 3-month Government of Jamaica Treasury Bills.

Section 1.02. Interpretation. The following shall constitute the rules of interpretation and construction applicable hereto (which rules of interpretation and construction shall apply unless the context otherwise requires):

(a) With respect to any term that is defined by reference to any Loan Document, for purposes hereof, such term shall continue to have the original definition notwithstanding any termination, expiration or modification of such document except to the extent the parties may otherwise agree in accordance with the terms of such document or this Trust Deed.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import, when used herein, shall refer to this Trust Deed as a whole and not to any particular provision of this Trust Deed and Sections, clauses, sub-clauses, paragraphs, sub-paragraphs, appendices and schedules references are to those contained in or attached to this Trust Deed unless otherwise specified.

(c) Each reference to “days” in this Trust Deed shall mean calendar days, unless the term “Business Days” shall be used. Each reference herein to a time of day shall mean such time in Jamaica, unless otherwise specified.

(d) The meanings given to terms defined in this Section or in any other part of this Trust Deed shall apply to both the singular and plural forms of such terms.

(e) Except as otherwise specified herein, each reference herein to any Loan Document or other agreement or document shall be deemed (i) to include all appendices, schedules, exhibits or other attachments thereto and (ii) to refer to such Loan Document or other agreement or document as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including by any Deed of Variation, in accordance with the terms of such Loan Document or other agreement or document (to the extent such terms are applicable to any amendment, amendment and restatement, supplement or modification of such Loan Document or other agreement or document.)

(f) Except as otherwise specified in this Section each reference in this Trust Deed to a Requirement of Law, shall be deemed to refer to such Requirement of Law, as the same may be amended, supplemented or otherwise modified from time to time.

(g) Each reference herein to an Article, a clause, sub-clause, paragraph, sub-paragraph, Appendix or Schedule is, unless otherwise stated, a reference to such Article, clause, sub-clause, paragraph, sub-paragraph, Appendix or Schedule, as the case may be, of this Trust Deed. Clause headings are for ease of reference only and shall be ignored in construing this Trust Deed.

(h) References to a document being in a specific form means that such document shall be in such form (or substantially thereto) and duly completed by insertion of all relevant and appropriate details.

Section 1.03. Currency Conversion. (a) Except as otherwise expressly specified herein, for the purposes of converting to United States currency (US$) any amount expressed in Jamaican currency (J$) as of any date, the currency exchange rate shall be the Spot Selling Rate in effect as of such date.

(b) Except as otherwise expressly specified herein, for the purposes of converting to Jamaican currency (J$) any amount expressed in United States currency (US$) as of any date, the currency exchange rate shall be the Spot Purchasing Rate in effect as of such date.

ARTICLE 2

ACKNOWLEDGEMENTS OF THE COMPANY

Section 2.01. Agreements for benefit of Bondholders. The Company hereby acknowledges and confirms that it has entered into the following agreements for the benefit inter alia of the Trustee and Bondholders:

(a) the Common Agreement; and

(b) the Security Documents and each of the other Loan Documents;

and that the Trustee on behalf of Bondholders may, subject to the terms and conditions of each of the aforesaid agreements and documents, enforce the covenants, representations, warranties, conditions and stipulations contained or implied therein to the same extent as if such covenants, representations, warranties, conditions and stipulations were set forth herein mutatis mutandis.

Section 2.02. Reliance by Bondholders. The Company further acknowledges that its obligations to Bondholders under the Bonds shall be governed by the Common Agreement and secured by the Security Documents and, save in circumstances where the Company has obtained a written waiver of the condition sought to be enforced in accordance with the Common Agreement or such Security Document, the Trustee shall be entitled to rely upon and to enforce (through the Collateral Agent where appropriate and in accordance with their respective terms and the provisions hereof) the aforesaid Common Agreement and the Security Documents, and all further documents and instruments delivered by or on behalf of the Company to the Collateral Agent for the benefit of the Lenders (including the Bondholders).

ARTICLE 3

COVENANT TO PAY

Section 3.01. Covenant to Pay Principal. The Company covenants with the Trustee to pay to the Trustee, for the benefit of Bondholders, on each Principal Payment Date set out under Column 1 below an installment of principal in an amount (the “Installment Amount”) equivalent to the percentage set out under Column 2 of the initial principal face value of all the Bonds (as such Installment Amount may be reduced from time to time pursuant to Sections 3.04. and 3.05 hereof) provided that, the final installment of principal shall, in any event, be in an amount sufficient to pay the aggregate principal sum outstanding at such time on all Bonds.

Column 1	Column 2

September 30, 2014	16.67%

March 31, 2015	16.67%

September 30, 2015	16.67%

March 31, 2016	16.67%

September 30, 2016	16.67%

March 31, 2017	16.65%

Notwithstanding the foregoing, if a Notice of Acceleration shall be served upon the Company then all principal sums owing on the Bonds (together with accrued interest thereon) and all other sums payable by the Company on account of the Bonds shall be due and payable forthwith or otherwise as demanded in any such Notice of Acceleration.

Section 3.02. Covenant to Pay Interest. The Company covenants with the Trustee to pay to the Trustee for the benefit of Bondholders interest on the unpaid principal amount of each Bond at a rate per annum equal to the Initial Interest Rate until March 31, 2014, thereafter, interest shall be equal to the then applicable Interest Rate, for each day during each Interest Period. On each Interest Setting Date, the Interest Rate applicable as at such date shall be determined and interest shall be calculated at that rate for the relevant Interest Period. Accrued interest shall be payable in arrears on each Interest Payment Date.

Section 3.03. Computation of Interest. Interest at the relevant rate stated in Section 3.02 shall accrue from day to day (as well after as before any judgment) and be prorated on the basis of a 365-day year for the actual number of days comprised in each Interest Period.

Section 3.04. Optional Prepayments. The Company may prepay the unpaid principal sum on the Bonds, in whole or in part, pursuant to this Section 3.04 and Section 2.2 of the Common Agreement. All such prepayments shall be made together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) a prepayment fee equal to (a) for any prepayment made prior to or on January 31, 2012, 0.75% of the principal amount of the Bonds prepaid, and (b) for any prepayment made from and including February 1, 2012 through July 31, 2012, 0.5% of the principal amount of the Bonds prepaid. Partial prepayments shall be in minimum aggregate principal amount of US$1,000,000 and integral multiples of US$500,000 thereof. Amounts prepaid pursuant to this Section 3.04 and Section 2.2 of the Common Agreement may not be reborrowed. Amounts prepaid pursuant to this Section 3.04 shall be applied on a pro rata basis across maturities to the Bonds held by each Lender.

Section 3.05. Mandatory Prepayment. (a) Upon the occurrence of any of the events set forth in Section 2.1 of the Common Agreement, the Company shall be required to prepay outstanding Bonds as set forth in Section 2.1 of the Common Agreement. All such prepayments of the Bonds shall be made in the manner set forth in Section 2.3 of the Common Agreement, together with accrued interest to the date of such prepayment. Amounts prepaid pursuant to this Section 3.05 and Section 2.1 of the Common Agreement may not be reborrowed. Amounts prepaid pursuant to this Section 3.05 shall be applied on a pro rata basis across maturities to the Bonds held by each Bondholder.

(b) On each Test Date (as defined below), the Company shall notify the Trustee in writing of the Gross Principal Due (as defined below) and the Cash Resources Available (as defined below), in each case as of such Test Date. If, on either Test Date, the Gross Principal Due exceeds the Cash Resources Available, in each case as of such Test Date, the Company shall, no later than forty-five (45) days after the applicable Test Date (the “Mandatory Prepayment Date”) prepay all of the Bonds of all of the Bondholders, provided that any Bondholder (each, a “Waiving Bondholder”) may, on or before the Mandatory Prepayment Date, by written notice to the Company (with a copy to the Trustee) (a “Mandatory Prepayment Waiver Notice”) waive the requirement pursuant to this Section 3.05(b) for such mandatory prepayment with respect to the Bonds of such Waiving Bondholder, whereupon the Company shall have no obligation to prepay the Bonds of such Waiving Bondholder. Immediately after receipt thereof, the Trustee shall provide a copy of each Mandatory Prepayment Waiver Notice to each Bondholder. On the Mandatory Prepayment Date, the Company shall prepay the Bonds of all Bondholders (other than each Waiving Bondholder). All such prepayments shall be made to the Bondholders entitled thereto pro rata and shall otherwise be paid in the manner set forth in Section 2.1 of the Common Agreement. Such prepayments shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. Amounts prepaid pursuant to this Section 3.05(b) may not be reborrowed.

For the purposes of this Section 3.05(b):

“Cash Resources Available” means, as of any Test Date, the sum of (i) Group Cash Equivalents of Digicel Group Limited and its Restricted Subsidiaries (as defined in the DGL Indenture) on such Test Date plus (ii) EBITDA (as defined in the DGL Indenture) for the two fiscal months most recently ended prior to such Test Date for which financial statements are available (less Consolidated Interest Expense (as defined in the DGL Indenture)) to the extent added back in calculating EBITDA for such period) plus (iii) the aggregate amount of committed and undrawn credit facilities as of such Test Date that will be available to be drawn by Digicel Group Limited or its Restricted Subsidiaries for the purpose of paying when due the principal payments included in Gross Principal Due as of such Test Date.

“DGL Indenture” shall mean the Indenture dated as of February 27, 2007 between Digicel Group Limited, as Issuer, and Deutsche Bank Trust Company.

“Gross Principal Due” means, as of a Test Date, the aggregate amount of all regularly scheduled principal payments due or coming due during the period from a Test Date through, in the case of the first Test Date to occur, April 1, 2014 (or the first Business Day thereafter) and, in the case of the second Test Date, January 1, 2015 (or the first Business Day thereafter) with respect to any and all Debt of Digicel Limited and Digicel Group Limited.

“Group Cash Equivalents” means any of the following, to the extent owned by Digicel Group Limited or any of its Restricted Subsidiaries (as defined in the DGL Indenture) and having a maturity of not greater than ninety (90) days from the date of acquisition by Digicel Group Limited or any of its Restricted Subsidiaries: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of, or time deposits with, any commercial bank that (i) is a lender under any Facility Agreement or a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) below, (iii) is organized under the laws of the United States or any State thereof, and (iv) has combined capital and surplus of at least US$1 billion; (c) commercial paper in an aggregate amount of no more than US$1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investors Service, Inc. or “A-1” (or the then equivalent grade) by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and (d) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition, including any fund for which the collateral agency under the Facility Agreements or an affiliate of the collateral agent under the Facility Agreements serves as an investment advisor, administrator, shareholder servicing agent, custodian or subcustodian, notwithstanding that (A) the collateral agent under the Facility Agreements or an affiliate of the collateral agent under the Facility Agreements charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s length) and (B) the collateral agent under the Facility Agreements charges and collects fees and expenses for services rendered; provided that bank deposits and short term investments in the local currency of any Restricted Subsidiary shall qualify as Group Cash Equivalents so long as the aggregate amount thereof does not exceed the amount reasonably estimated by Digicel Group Limited as being necessary to finance the operations, including capital expenditures, of such Restricted Subsidiary for the succeeding ninety (90) days.

“Test Date” means each of February 1, 2014 and November 1, 2014.

Section 3.06. Evidence of Prepayment. On effecting a prepayment hereunder (whether under Section 3.04 or Section 3.05) of less than the whole amount due under the Bonds, the Company may require Bondholders to surrender their existing Bonds (herein “Old Bonds”) for replacement by new Bonds (herein “New Bonds”). Each New Bond shall be issued for the principal sum outstanding under the Old Bond which it will replace, after making allowance for such prepayment. As an alternative to the issue of New Bonds, the Company may direct the Trustee to make, on the face of each Bond, an appropriate notation that the sum stated in such notation has been prepaid. The text of the notation and the manner of its affixation to the Bonds shall be determined by the Company and (except in a case of willful misconduct or gross negligence) the Company alone shall be responsible for all claims made by a subsequent Bondholder arising out of the notation and shall indemnify and keep the Trustee indemnified in respect of all such claims. The provisions hereof relating to replacement of Bonds or notation of payment thereon upon prepayment shall apply mutatis mutandis to payments under Sections 3.10 and 3.11.

Section 3.07. Other Payments. The Company covenants to pay to the Trustee, on or before the due date thereof, all other sum payable to Bondholders on account of the Bonds and all sum payable to the Trustee pursuant to the terms of this Trust Deed and the Common Agreement.

Section 3.08. Payments without Set-Off. All payments of principal and interest shall be made, irrespective of any right of counter-claim or set-off, to the Trustee in Jamaica, in Jamaican Dollars in cleared funds.

Section 3.09. Payment Due on Non-Business Day. If any Payment Date falls on a date that is not a Business Day, then the sum payable on such Payment Date shall be due on the next succeeding Business Day, and such extension of time shall be included in the computation of interest (where applicable); provided that if such extension would cause the payment to be made in the following calendar month, then such payment shall be made on the Business Day immediately preceding such Payment Date.

Section 3.10. Discharge by Payment to Bondholders. To the extent that the Company pays to Bondholders any amount in respect of principal of, or interest on, the Bonds or any other sum due to the Bondholders and covenanted herein to be paid to the Trustee, then such payment shall be in satisfaction pro tanto of the covenant by the Company herein to make similar payment to the Trustee provided that the Company shall be discharged in respect of its payment obligation hereunder only to the extent that payment was effected ratably upon the Bonds.

Section 3.11. Discharge through the Collateral Agent. To the extent that the Collateral Agent, whether as a consequence of the realization of any of the Security

Documents or otherwise, delivers any sum to the Trustee for distribution among the Bondholders then, subject to application of such payment in accordance with Section 8.10, such distribution shall be in satisfaction pro tanto of the covenant by the Company herein to make similar payment to the Trustee.

Section 3.12. Sharing of Payments, Etc. By subscribing for or otherwise purchasing a Bond or any interest therein, each Bondholder hereby agrees to be subject to and bound by the Intercreditor and Collateral Agency Agreement including without limitation the provisions thereof regarding sharing of payments among the Secured Parties. Subject to Section 3.03(b) of the Intercreditor and Collateral Agency Agreement, if any Bondholder (herein called a “Purchasing Bondholder”) shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any payment received by it in respect of any Risk Policy) on account of the Bonds held by such Purchasing Bondholder in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, (such excess amount herein called “Excess Payment”) such Purchasing Bondholder shall forthwith deliver the Excess Payment to the Trustee who shall, on receipt thereof, forthwith purchase on behalf of the Purchasing Bondholder from the other Lenders, such participations in the Advances owing to them as shall be necessary to cause the Purchasing Bondholder to share the Excess Payment ratably with each of the other Lenders; provided that, if all or any portion of such Excess Payment is thereafter recovered from such Purchasing Bondholder, such purchase from each Lender shall be rescinded and each such Lender shall repay to the Purchasing Bondholder the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the Purchasing Bondholder) of any interest or other amount paid or payable by the Purchasing Bondholder in respect of the total amount so recovered. Participations in Advances purchased pursuant to the foregoing by the Trustee on behalf of a Purchasing Bondholder shall be held in trust by the Trustee on behalf of such Purchasing Bondholder and in the case of participations in Bonds the provisions of Section 6.02 relating to Approved Trading Block shall not apply. Upon purchasing a participation in any Bond pursuant to this Section 3.12 the Trustee shall take such steps as may be practical to ensure that a bona fide purchaser for value of such Bond receives due notice of the sale of the participation therein and in pursuance thereof, may retain the purchase price for such participation until the Bondholder presents the Bond to be duly marked with notation of the sale of the participation or to be cancelled and replaced pursuant to Section 3.06. The Company agrees that any Bondholder who purchases a participation from another Lender pursuant to this Section 3.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bondholder were the direct creditor of the Company in the amount of such participation. For the avoidance of doubt and without limiting the defined meaning of the terms “Advances” and “Lenders” it is hereby declared and confirmed that the former includes “Bonds” and the latter includes “Bondholders”. For the avoidance of doubt, in the event of any conflict between this Section 3.12 and Section 3.03 of the Intercreditor and Collateral Agency Agreement, then Section 3.03 of the Intercreditor and Collateral Agency Agreement shall control.

Section 3.13. Unconditional Right to Payment. Notwithstanding any other provision in this Trust Deed, the Company hereby irrevocably acknowledges that the right of Bondholders to be paid all principal, interest or other sums payable upon the Bonds on the dates and in the manner herein provided and to take Enforcement Action through the Trustee (or directly where so authorized) is absolute and unconditional.

ARTICLE 4

THE BONDS

Section 4.01. Initial Bond Exchange Date and Secondary Issues. The Company shall, on the Initial Bond Exchange Date, and on each subsequent Issue Date, deliver to the Bondholders in such amounts as set forth on Schedule 4, the Bonds in an aggregate principal amount of the Jamaican currency equivalent of US$24,178,004.28, in exchange for the Existing Bonds held by such Bondholders, whereupon the Existing Bonds shall cease to be of any force and effect. Each Bondholder, by exchanging its Existing Bond(s) for the Bond(s), shall be deemed to have irrevocably acknowledged and confirmed that all rights, privileges, remedies, terms and conditions set out herein shall apply to such Bond(s), to the exclusion of the Existing Trust Deed, which shall cease to have any effect with respect to the such Bond(s). Each Bondholder irrevocably consents to, ratifies and confirms the acceptance and adoption by the Trustee of the this Trust Deed. The aggregate principal amount of Bonds that may be authenticated, delivered and outstanding under this Trust Deed at any time shall not exceed the J$ Equivalent of US$24,178,004.28 (herein called the “Bond Cap”). Except as set forth in Sections 6.04, 6.05 and 6.07, the Company may not issue additional Bonds after the aggregate principal amount of all Bonds issued has reached the Bond Cap. The J$ nominal amount of each Bond shall, for purposes of determining compliance with the Bond Cap, be converted into US$ based on the Spot Selling Rate on the date such Bond is issued.

Section 4.02. Title and Form of the Bonds. The general title of the Bonds shall be the “DIGICEL INTERNATIONAL FINANCE LIMITED Senior Secured Bonds, due 2017” and each Bond shall be in the form set out in Schedule 1 hereto and shall be constituted and issued pursuant to a resolution duly passed by the Directors and shall be in such denominations as the Company may determine. For administrative purposes, Bonds comprised in the Initial Bond Issue and in each subsequent placement shall bear an appropriate placement designation to identify the placement in which it is comprised.

Section 4.03. Ranking of Bonds inter se. All Bonds, irrespective of the time of placement, shall constitute a single series and shall among themselves rank pari passu, equally and ratably without discrimination or preference.

Section 4.04. Execution and Stamping. The Bonds shall be executed on behalf of the Company by any two Directors or by a Director and the Secretary or by such other two persons duly authorized by a Board Resolution. The signature of any of the foregoing persons on the Bonds may be manual or facsimile. Bonds bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Bonds or shall not have held such offices at the Issue Date of such Bonds. The Company shall procure that each Bond is duly stamped in accordance with the Stamp Duty Act of Jamaica.

Section 4.05. Authentication and Delivery. After execution and stamping, the Bonds shall be delivered to the Trustee for authentication and the Trustee shall authenticate, register and deliver pursuant to Article 6, the Bonds to the Bondholders entitled thereto. No Bonds shall be secured by the Security Documents or be entitled to the benefits of the Common Agreement or this Trust Deed or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication in the form set out in Schedule 2, executed by the Trustee by manual signature and such authentication certificate upon the Bond shall be conclusive evidence and the only evidence, that such Bond had been duly authenticated and delivered hereunder.

Section 4.06. Temporary Bonds. Pending the preparation of definitive Bonds the Company may execute and upon the request of the Company the Trustee shall authenticate and deliver temporary Bonds which are printed, lithographed, typewritten or otherwise produced, in any denomination, of the identical tenor of the definitive Bonds in lieu of which they are issued, in registered form. If temporary Bonds are issued the Company shall cause definitive Bonds to be prepared without unreasonable delay. After preparation of the definitive Bonds the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the offices of the Trustee, without charge to the Bondholder. Upon surrender of temporary Bonds the Company shall execute, stamp and deliver to the Trustee and the Trustee shall authenticate and deliver to the relevant Bondholders in exchange for their temporary Bonds a like principal amount of definitive Bonds in authorized denominations. Until so exchanged, temporary outstanding Bonds shall in all respects be entitled to the benefit and security of this Trust Deed, the Common Agreement, the Security Documents and the other documents and things referred to in Section 2.01 and, in all respects, subject to the obligations imposed thereby, and interest and principal shall be payable thereon accordingly.

ARTICLE 5

USE OF BOND PROCEEDS

Section 5.01. Use of Proceeds. The proceeds of the issuance of the Bonds shall be available and the Company agrees that it shall use such proceeds solely for the purposes set forth in Section 2.4 of the Common Agreement.

ARTICLE 6

REGISTRATION AND TRANSFER OF BONDS

Section 6.01. Register of Bondholders. Subject to receiving from the Company or the Lead Manager a complete list of the names and addresses of initial purchasers of Bonds, the principal amount of Bonds purchased by each such purchaser and such additional information as may be reasonably required for this purpose, the Trustee shall establish a register (herein the “Register of Bondholders”) and shall, so long as there are outstanding Bonds, at its own expense (except for printing, postage charges, facsimile charges and courier charges which shall be reimbursed by the Company):

(a) update and keep current the Register of Bondholders;

(b) maintain proper records of all transfers of Bonds and documents received in relation to or affecting the title to any Bond or any interest payable thereon (including, without prejudice to the generality of the foregoing, all transfers, probates, letters of administration and powers of attorney);

(c) subject to Section 6.07, authenticate new Bonds to replace Bonds which have been lost, stolen, defaced or destroyed;

(d) register and otherwise effect transfer of Bonds pursuant to Article 6 hereof;

(e) prepare and deliver to the Company at the end of each Financial Year of the Company a list of Bondholders;

(f) prepare and dispatch to Bondholders all such circulars or notices which may be appropriate or reasonably required by the Company; and

(g) generally perform all such functions as are usually performed by registrars and transfer agents in respect of registered debt issues.

Section 6.02. Trading Restrictions. Bondholders shall be subject to the Trading Restrictions set out in clause 3 of Appendix 3.

Section 6.03. Negotiation of Bonds. Subject to the applicable Trading Restrictions, Bonds, being negotiable promissory notes, may be transferred by endorsement and delivery and the Trustee shall, subject to obtaining a Favourable Legal Opinion (where required pursuant to the Trading Restrictions), register transfer of a Bond if duly endorsed and delivered for transfer by the registered Bondholder thereof. Subject only to Section 3.12, the Trustee shall not register any transfer of a Bond or split any Bond if such transfer or split would result in the issue of any Bond for a nominal value of less than J$12,000,000 or in the issue of any Bond for an nominal value which is not an integral multiple of J$1,000,000. Notwithstanding anything herein to the contrary, the Trustee shall be entitled to assume, unless it has actual knowledge to the contrary, that each transferee of a Bond is a person to whom Bonds can be transferred in accordance with the applicable Trading Restrictions, that the endorsement of a transferring Bondholder which appears on the face of it to be genuine is in fact genuine and that each transfer has been effected in accordance with the applicable Trading Restrictions, subject to obtaining a Favourable Legal Opinion where required.

Section 6.04. Transfer of Bonds. Upon surrender for transfer of any Bond in accordance with the provisions of this Trust Deed (herein called the “Old Bond”) at the office of the Trustee, (such Old Bond having been endorsed by the transferring Bondholder and delivered to the transferee), the Trustee shall give notice thereof to the Company and the Company shall prepare, execute, stamp and deliver to the Trustee in the name or names of the designated transferee or transferees, one or more Bond(s), (herein called the “New Bond(s)”) in such authorized denomination and for a like aggregate principal amount. The Trustee shall authenticate the New Bonds and shall denote the transfer in the Register of Bondholders and shall deliver the New Bonds to the transferee or transferees or such person or persons as the transferee or transferees may designate. Every New Bond shall constitute the valid obligation of the Company, evidencing the same debt and entitled to the same security and benefits under this Trust Deed, the Common Agreement, the Security Documents and the other documents and things referred to in Section 2.01 as the Bonds which they replaced. All Old Bonds surrendered upon exchange shall be promptly cancelled by the Trustee and thereafter disposed of as directed by the Company.

Section 6.05. Bond-splitting. At any time, Bondholders holding Bonds in denominations of more than J$24,000,000 may surrender such Bonds to the Company to be replaced by Bonds in smaller denominations as may be requested provided that no Bond shall be issued in a denomination of less than J$12,000,000. Each Bond issued pursuant to this Section shall constitute the valid obligation of the Company evidencing a debt for the principal sum specified therein and as such, shall be entitled to all the security and benefits under this Trust Deed, the Common Agreement and all the Security Documents, equally and ratably with other outstanding Bonds.

Section 6.06. Transfer to the Company. If prior to the Bond Redemption Date the Trustee receives any request to register a transfer of any Bond or any interest in any Bond to the Company, the Trustee shall not register such transfer unless the Trustee is satisfied that the Company is permitted to repurchase such Bond in accordance with the terms of this Trust Deed and the Common Agreement.

Section 6.07. Lost or Mutilated Bonds. (a) If (i) any mutilated Bond is surrendered to the Trustee or the Company or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Bond has been acquired by a bona fide purchaser for value, the Company shall execute, stamp and deliver a replacement bond (such bond, a “Replacement Bond”) to the Trustee and upon the Company’s request the Trustee shall authenticate and deliver the Replacement Bond to the holder of such mutilated, destroyed lost or stolen Bond in exchange for or in lieu of such mutilated, destroyed, lost or stolen Bond. Immediately prior to replacement of a Bond which was mutilated, destroyed, lost or stolen, such Bond shall be cancelled on the Register of Bondholder and shall cease to be binding on the Company. If any such Bond is later found and comes into the possession of any Bondholder such Bondholder shall deliver such Bond to the Trustee for destruction or other disposal as the Company may direct.

(a) In case any mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Company may in its discretion, instead of issuing a Replacement Bond pay and discharge such Bond.

Section 6.08. Status of Replacement Bonds and New Bonds. Upon the due authentication thereof, Replacement Bonds (whether or not the destroyed, lost or stolen Bond shall be enforceable at anytime by anyone) and New Bonds issued pursuant to Section 6.04 shall constitute the valid obligation of the Company evidencing the same debt as such mutilated, destroyed, lost or stolen Bond or the Old Bond, as the case may be, and as such, and shall be entitled to all the security and benefits under this Trust Deed, the Common Agreement and the Security Documents, equally and ratably with other outstanding Bonds.

Section 6.09. Exclusive Provision. The provisions of this Article 6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

Section 6.10. Protection of Trustee. The Trustee shall take all usual and proper precautions for the purpose of ascertaining the genuineness of any document presented to the Trustee in connection with its duties hereunder but if any such document accepted by the Trustee as genuine shall nonetheless prove to be forged or otherwise defective or erroneous, the Trustee shall not (in the absence of fraud or gross negligence) thereby incur any responsibility or liability and the Company shall indemnify and keep the Trustee indemnified against all liabilities and expenses which the Trustee may incur or be put to in connection with acceptance of any such document as aforesaid.

Section 6.11. No Notice of Trust. Except as may be required by the order of a court of competent jurisdiction, no registered Bondholder shall be recognized as holding any Bonds in trust for any other person and the Trustee shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent future, or partial interest or participation in any Bond or any such interest in any fractional part of a Bond or any other rights in respect of any Bond, except an absolute right to the entirety thereof in the registered holder or registered holders thereof.

Section 6.12. Joint-holders. Where any Bond is registered in the names of joint holders, it shall be assumed unless and until a written appropriate notice is received from all joint holders that they are joint tenants of the Bond with rights of survivorship. Subject always to Section 6.03, the Trustee shall not register more than two (2) persons as holders of any Bond. Cheques or other payment orders to joint-holders will be drawn or made in the same manner as their names appear on the Register of Bondholders.

Section 6.13. Voluntary Bond Retirement. Except as expressly permitted under this Trust Deed, Company shall not purchase all or any portion of the Bonds; provided, that the Company may purchase all or any portion of the Bonds if: (1) no Default or Event of Default shall have occurred and be continuing at the time of such assignment; (2) the purchase price for such purchased Bonds, when taken together with all fees to the seller thereof and similar consideration, shall be not more than the outstanding principal balance of such purchased Bonds; (3) such purchase shall be effected through open market purchases and/or Dutch auction or similar procedures (including representations regarding the absence of material non-public information); and (4) such purchased Bonds shall immediately be cancelled pursuant to Article 7 and be deemed to be no longer outstanding for any purposes hereof or any Loan Document.

ARTICLE 7

CANCELLATION AND CUSTODY OF BONDS

Section 7.01. Cancellation. All Bonds surrendered to the Trustee for transfer, exchange or redemption, shall be promptly cancelled by the Trustee and, if surrendered to any person other than the Trustee, shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by the Trustee. The Company may at any time after the Bond Redemption Date deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever and the Bonds so delivered shall be promptly cancelled. If prior to the Bond Redemption Date, the Company shall deliver to the Trustee for cancellation any Bond previously issued (other than in circumstance involving the issue of a New or Replacement Bond of like tenor for the same principal amount) the Trustee shall not cancel such Bond unless the Trustee is satisfied that the Company is permitted to repurchase such Bond in accordance with the terms of this Trust Deed and the Common Agreement.

Section 7.02. Disposal of Cancelled Bonds. The Trustee shall dispose of cancelled Bonds in such manner as the Company shall direct and if the Company shall fail to give directions in that regard to the Trustee then, the Trustee shall be entitled to deliver the cancelled Bonds to the Company.

ARTICLE 8

PAYMENT ARRANGEMENTS

Section 8.01. Calculation of Bond Payment. Not later than seven (7) Business Days before each Payment Date the Trustee shall calculate the Bond Payment which shall become due on such Payment Date and shall deliver a copy of such calculation to the Company. Upon receipt of the aforesaid calculation the Company shall promptly check and verify the calculation and any error of calculation or discrepancy between the calculation received from the Trustee and the Company’s calculation of the Bond Payment shall be promptly notified to the Trustee. If the parties cannot agree on the amount of any Bond Payment by the time the Company is obliged pursuant to Section 8.02 to deposit such Bond Payment in the Payment Account then the amount to be deposited as the Bond Payment pursuant to Section 8.02 shall be the amount determined by an Approved Accounting Firm, to be the Bond Payment.

Section 8.02. Payment Account. The Trustee shall establish a non-interest bearing trust account in Jamaica with itself or with any commercial bank, whether or not an Affiliate of the Trustee (the “Payment Account”). In respect of all outstanding Bonds, the Company shall not later than 11:00 a.m. on the Business Day immediately prior to each Payment Date, pay into the Payment Account an amount equivalent to the Bond Payment for such Payment Date. All payments to be made by the Company into the Payment Account shall be made in Jamaican Dollars in freely transferable same day value funds.

Section 8.03. Payment on Bonds. Subject to Section 8.04, the Company hereby authorizes and directs the Trustee to make payment on the relevant Payment Date of all amounts due on the Bonds (whether in respect of interest, principal or other payment) from the Bond Payment deposited into the Payment Account pursuant to Section 8.02. The Trustee shall prepare a record of all Bond Payments and in respect of each Bond shall retain until redemption thereof all cancelled cheques, payment vouchers and other payment instruments as proof of payment of all principal, interest and other payments made upon such Bond. Payments by the Trustee pursuant to the Bonds will be made to the Bondholder at the office of the Trustee upon presentation of the Bond, but in respect of Bonds in the custody of the Trustee, payment shall be made to the accounts specified by the Bondholders thereof.

Section 8.04. Insufficiency of Funds. If, for any reason, the amount received by the Trustee into the Payment Account is insufficient to satisfy all bona fide claims in respect of all payments falling due on the Bonds on the relevant Payment Date then, the Trustee shall give prompt notice to the Company of such Payment Deficiency together with details of the calculation and the Company shall forthwith deposit the Payment Deficiency in the Payment Account. If any Payment Deficiency is discovered before payment commences on the Bonds and is not made good before payment falls due on the Bonds, by a deposit as contemplated herein into the Payment Account, then the Trustee shall distribute the amount standing to the credit of the Payment Account pro rata among the Bondholders. If a Payment Deficiency is discovered after payment has commenced on the Bonds then the Trustee shall cease payment on the Bonds and the Company shall, no later than the Business Day immediately following the day on which it received notice of the Payment Deficiency, deposit the amount of the Payment Deficiency in the Payment Account and if it shall fail to do so then, thereafter all payments on the Bonds after cessation of payment aforesaid shall be made on a pro rata basis and the balance standing to the credit of the Payment Account shall be distributed accordingly.

Section 8.05. Overpayment. If the Trustee, shall, with respect to any Bond Payment, erroneously pay out more than the amount standing to the credit of the Payment Account (an “Overpayment”) then, if such Overpayment represented sums actually due upon the Bonds, the Trustee shall give notice of such Overpayment to the Company; such notice to contain an explanation of the circumstances which gave rise to the Overpayment. The Company shall reimburse the Overpayment to the Trustee in full, promptly on first request and, in any event, no later than 2.00 p.m. on the Business Day following the day on which the Company received notice of such Overpayment from the Trustee. If the Company fails to reimburse the Trustee as aforesaid, then the Overpayment or if there is a partial reimbursement then the unreimbursed balance thereof (as the case may be) shall bear interest (both before and after any judgment) at the Trustee’s Rate of Interest.

Section 8.06. Unclaimed Bond Payment. Any money being part of a Bond Payment that is not claimed by the Bondholder(s) entitled thereto within five (5) Business Days after the relevant Payment Date shall be placed by the Trustee on overnight deposit. Any such moneys which are unclaimed at the end of six (6) years after the relevant Payment Date thereof shall be repaid to the Company together with interest accrued thereon provided that before effecting such repayment the Trustee shall at the expense of the Company cause to be published once in an Authorized Newspaper notice that such Bond Payment remains unclaimed and that after a date specified therein, (which shall not be less than thirty (30) days nor more than sixty (60) days from the date of such publication), such unclaimed Bond Payment will be paid to the Company.

Section 8.07. Excess Amount. “Excess Amount” means (a) any sum remaining to the credit of the Payment Account relative to a Bond Payment after such Bond Payment has been made in full and (b) net interest earned on overnight deposits referred to in Section 8.06. For the purpose of sub-paragraph (a) the appropriation of the whole or any part of an unclaimed Bond Payment to cover payments which have not been claimed on Bonds shall, for purpose of determining the Excess Amount, be treated as payment whether or not same is segregated and maintained as a separate fund. Excess Amount shall be the property of the Company and at anytime the Company may require the Trustee to pay to the Company any Excess Amount held by the Trustee in excess of fifty thousand Jamaican Dollars (J$50,000).

Section 8.08. Exclusion of Set-off. All moneys (other than any Excess Amount) standing to the credit of the Payment Account shall constitute a separate trust fund for the benefit of Bondholders and shall: (a) cease to be subject to the floating charge granted to the Collateral Agent under any of the Security Documents and to all other Liens granted by the Company to the Collateral Agent; and (b) be exempt from all lien, right of set-off, consolidation or right to combine account or other similar right or claim which would otherwise be vested in the Trustee under this Trust Deed or at common law.

Section 8.09. Redemption. Upon redemption of any Bond, the Trustee shall forthwith take possession of, and cancel, such Bond. All cancelled Bonds and all cheques, payment vouchers, and other payment instruments evidencing payment of principal, interest or other payment on any cancelled Bond shall be delivered to the Company and retained for such period as the Company shall deem appropriate.

Section 8.10. Application of Proceeds. Where principal and interest are owing to Bondholders and they receive any sum on account of the Bonds (whether from the Company or by way of distribution from the Collateral Agent) then the sum so received shall be applied pro rata among the Bondholders, first towards (i) interest, (ii) costs and expenses (if any) and the balance, if any, (iii) to principal.

Section 8.11. Taxation. The Trustee shall be authorized to withhold or deduct tax from interest payments if so required by law. In such event, the Trustee shall provide the relevant Bondholder with a certificate confirming the amount of tax withheld or deducted and that payment thereof has been made to the appropriate Governmental Authority.

ARTICLE 9

ADDITIONAL ADMINISTRATIVE DUTIES OF TRUSTEES

Section 9.01. Administrative Notice on Receipt of Certain Documents. Upon receipt of any:

(a) Covenanted Deliverables; or

(b) other notice or other document or written information from the Company or the Collateral Agent or from any person on their behalf; or

(c) opinion (including counsel’s opinion), report or other document requested or commissioned by the Trustee from any person (including the Company and the Collateral Agent); or

(d) writ summons, or statement of claim or other legal process in any legal action, arbitration or administrative proceedings involving the Company or any Affiliate; or

(e) other pertinent document whether or not similar to any of the foregoing;

and in the case of (b), (c), (d) or (e), if any such document or written instrument concerns or relates to the Company or any Affiliate and would, in the absolute judgment of the Trustee be material to a prudent investor in the Bonds, then and in any such case the Trustee shall issue an administrative notice (“Administrative Notice”) to all Bondholders informing them that such document or other instrument is available for inspection and shall, upon the written request of any Bondholder, send a copy of such document or instrument to such Bondholder. The Trustee may, at its discretion, in lieu of an Administrative Notice send copies of the relevant document or instrument to all Bondholders. Any and all Confidential Information delivered to any Bondholder shall be subject to the confidentiality provisions of Section 18.01 hereof.

Section 9.02. Notices to Joint Holders. Notice to joint Bondholders shall be deemed to be duly given if given to the first named Bondholder on the Register of Bondholders.

ARTICLE 10

BONDHOLDERS’ WAIVER

Section 10.01. Amendments and Waivers. Neither this Trust Deed or the Bonds, nor any terms hereof or thereof may be waived, amended, supplemented or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Trustee with the consent of the Bondholders given by an Ordinary Resolution; provided that during the occurrence and continuation of an Event of Default, the consent of the Company shall not be required to waive, amend, supplement or modify this Trust Deed or the Bonds unless such waiver, amendment, supplement or modification affects in any way the rights or duties of the Company; provided further that no such agreement or agreements shall: (i) increase the Commitments of any Bondholder or subject any Bondholder to any additional obligations without the written consent of such Bondholder; it being understood that a waiver of any default or mandatory prepayment shall not constitute an increase of any Commitment of any Bondholder, (ii) reduce the principal of, or interest on, the Bonds or any fees or other amounts payable hereunder, without the written consent of each Bondholder directly affected thereby (other than waiving the requirement to pay the increased rate of interest applicable during the continuation of an Event of Default in connection with the waiver of such Event of Default by the Ordinary Resolution of Bondholders), (iii) postpone any date fixed for any payment of principal of, or interest on, the Bonds or any fees or other amounts payable hereunder, without the written consent of each Bondholder directly affected thereby (other than restoring the schedule for repayment of Bonds to that set forth in Section 3.01 after issuance of a Notice of Cancellation of Enforcement or a Notice of Cancellation of Acceleration), (iv) change the amount of the Commitments or of the aggregate unpaid principal amount of the Bonds, or the nominal amount of Bonds, that shall be required for the Bondholders or any of them to take any action hereunder, without the written consent of each Bondholder, (v) amend, modify or waive Sections 3.02 or 3.03, without the written consent of each Bondholder, (vi) consent to the assignment or transfer by the Company of any of its rights or Obligations under this Trust Deed or the Bonds without the written consent of each Bondholder or (vii) amend this Section 10.01 without the written consent of each Bondholder. Any waiver, amendment, supplement or modification shall not require the signature or approval of Trustee unless its rights or duties (in such capacity) are affected thereby. Notwithstanding anything in this Section 10.01 to the contrary, this Trust Deed may be amended (or amended and restated) pursuant to an agreement or agreements in writing entered into by the Trustee, the Company and each Accepting Bondholder pursuant to Section 10.02.

Anything herein to the contrary notwithstanding, each party to this Trust Deed hereby agrees and acknowledges that prior to April 1, 2012 the provisions on Schedule 5 hereto, and any default arising in connection therewith, and the language in this paragraph may not be waived, amended, supplemented or modified except pursuant to an agreement in writing entered into by the Company and the Majority Extending Lenders, and any waiver, amendment, supplement or modification to the provisions contained on Schedule 5 hereto and the language in this paragraph entered into in writing between the Company and the Majority Extending Lenders shall be binding and enforceable on each of the Trustee, Bondholders and Company without further consent by the Bondholders. For purposes of this paragraph, “Majority Extending Lenders” means Lenders (as defined in the Common Agreement) holding in the aggregate Advances (as defined in the Common Agreement) and undrawn Commitments (as defined in the Common Agreement) in excess of 50% of all Advances (as defined in the Common Agreement) and undrawn Commitments (as defined in the Common Agreement), in each case under all Facility Agreements entered into on or about February 19, 2010 and each Additional Senior Secured Financing Document entered after February 19, 2010 complying with the provisions of Section 6.2(b) of the Common Agreement and Clause 4 of Schedule 5 hereto.

Section 10.02. Loan Modification Offers. (a) The Company may, by written notice to the Trustee from time to time, make one or more offers (each, a “Bond Modification Offer”) to all the Bondholders to make one or more Permitted Amendments (as defined in paragraph (c) below) pursuant to procedures reasonably specified by the Trustee or by the Ordinary Resolution of the Bondholders and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice). Permitted Amendments shall become effective only with respect to the Bonds of the Bondholders that accept the applicable Bond Modification Offer (such Bondholders, the “Accepting Bondholders”) without the consent of any Bondholder that is not an Accepting Bondholder.

(b) The Company and each Accepting Bondholder shall execute and deliver to the Trustee a Bond Modification Agreement and such other documentation as the Trustee shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Trustee shall promptly notify each Bondholder as to the effectiveness of each Bond Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Bond Modification Agreement, this Trust Deed shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Bonds of the Accepting Bondholders. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section unless the Trustee shall have received all legal opinions, board resolutions, officer’s certificates and other documentation requested by it consistent with those delivered on the Issue Date under Section 17.10.

(c) “Permitted Amendments” means any or all of the following: (i) an extension of the final maturity date of the applicable Bonds of the Accepting Bondholders, (ii) a change to one or more principal installment payment dates (including the amount due on any date); (iii) a change to the Applicable Margin with respect to the Bonds of the Accepting Lenders, (iv) the payment of additional fees to the Accepting Bondholders, and (v)such amendments to this Trust Deed as shall be appropriate, in the judgment of the Trustee or by Ordinary Resolution of the Bondholders, to give effect to the foregoing Permitted Amendments

Section 10.03. Modification of the Common Agreement. Any waiver, amendment, supplement or modification to the Common Agreement shall be effective for purposes of this Trust Deed without any consent or action by any party to this Trust Deed, except to the extent required by the Common Agreement.

ARTICLE 11

TRUSTEE’S POWERS

Section 11.01. Manifest Errors. The Trustee shall have power to unilaterally consent only to the correction of any manifest error in this Trust Deed or any other Loan Document. Any correction made in accordance with this Section 11.01 shall be conclusive and binding on the Bondholders.

Section 11.02. Engagement of Professional Advisers. The Trustee may engage any attorney, accountant or other professional adviser to advise the Trustee on any issue arising hereunder where the Trustee believes that such advice is necessary or desirable for the proper discharge by the Trustee of its duties or powers hereunder or otherwise for protecting the interest of Bondholders. The Company shall on first request, promptly reimburse the Trustee in respect of all reasonable attorney’s fees, accountant’s fees and other professional fees and costs incurred in connection with the engagement of any such attorney, accountant or other professional.

ARTICLE 12

FURTHER POWERS & PRIVILEGES AND PROTECTION

Section 12.01. Powers under the Trustee Act. The Trustee shall have all the powers conferred on trustees by the Trustee Act of Jamaica.

Section 12.02. Reliance on Expert Advice. The Trustee may, in relation to this Trust Deed, act on the opinion or advice of, or information obtained from, the Collateral Agent or any lawyer, valuator, surveyor, banker, broker, auctioneer, accountant or other expert whether obtained by the Company, the Collateral Agent or by the Trustee and shall not be responsible for any loss occasioned by such action. Any such opinion, advice or information may be sent by letter, telex, facsimile, cablegram, recognized courier service or e-mail and the Trustee shall not be liable for action on any opinion, advice or information purporting to be conveyed by any such letter, telex, facsimile, cablegram, recognized courier service or e-mail, even if it shall contain some error or shall not be authentic provided that in the case of e-mail the Trustee shall have requested and received a hard copy of such e-mailed document duly signed.

Section 12.03. Trustee may Assume Compliance etc. (a) Except as expressly provided in this Trust Deed, the Trustee shall be and is hereby authorised to assume without enquiry, in the absence of actual knowledge by or an express notice to it to the contrary that the Company is duly performing and observing all the terms of this Trust Deed and the Loan Documents to be performed and observed by the Company and in particular, the Trustee shall not be bound to take any steps to ascertain whether any Event of Default has happened.

(b) The Trustee may call for, and shall be at liberty to accept, a certificate signed by any director, or the chief executive officer, or the chief financial officer or the secretary of the Company as sufficient evidence of any fact or matter on which the Trustee may require to be satisfied or to have information or to the effect that, in the opinion of the person so certifying, any particular dealing, transaction, step or thing is expedient. The Trustee shall not be bound to call for further evidence and shall not be responsible for any loss occasioned by acting on any such certificate.

(c) The Trustee may accept, without further enquiry, as conclusive evidence of the matter so certified, a certificate given by the Auditors in accordance with the Common Agreement that, at any particular time or throughout any specified period, any aspect of the Company’s financial affairs was as stated in such certificate.

(d) The Trustee shall not be responsible for having acted upon any resolution purporting to have been passed at any meeting of Bondholders of which minutes have been made and signed, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that, for any reason, the resolution was not valid or binding on Bondholders unless the Trustee had actual knowledge of such defect or invalidity.

(e) The Trustee shall not be responsible for any moneys subscribed by prospective Bondholders or be bound to see to the application of such moneys.

Section 12.04. Exercise of Discretionary Powers. Save as otherwise expressly provided in this Trust Deed, the Trustee shall, as regards all trusts, powers, authorities and discretions vested in it by this Trust Deed, have absolute and uncontrolled discretion as to their exercise and, provided it shall not have acted fraudulently or be grossly negligent it shall not be responsible for any losses, costs, damages or expenses that may result from the exercise or non-exercise thereof. In particular, it shall not be bound to act (whether at the request or direction of the Bondholders or otherwise) under any of the provisions of this Trust Deed unless the Trustee shall first be indemnified to its satisfaction against all proceedings, claims and demands to which the Trustee may become so liable and all costs, charges, and expenses which may be so incurred by the Trustee.

Section 12.05. Appointment of Agents by Trustee. In the conduct of trust business, instead of acting personally, the Trustee may employ and pay an agent to transact or concur in transacting any business and to do or concur in doing all acts required to be done by the Trustee, including the receipt and payment of money. Any Trustee for the time being of this Trust Deed, being a person engaged in any profession or business shall be entitled to all usual reasonable professional and other charges, in addition to disbursements for business, transacted and acts done by him or his firm or employer in connection with the trusts of this Trust Deed, including matters which might or should have been attended to in person by a trustee not being engaged in any profession or business.

Section 12.06. Trustee’s Consent. Any consent granted by the Trustee pursuant to this Trust Deed may be granted on such terms and subject to such conditions (if any) as the Trustee may in its absolute discretion determine and may be given retrospectively.

Section 12.07. Trustee not Precluded from Contracting with the Company. Neither the Trustee nor any Affiliate of the Trustee (or any director or officer of a corporation acting as trustee of this Trust Deed) shall be precluded from:

(a) underwriting or guaranteeing the subscription of or subscribing for or otherwise acquiring, holding or dealing with the Bonds either with or without commission or other remuneration; or

(b) otherwise at any time contracting or entering into any contract or any financial or other transaction with the Company or any of its Affiliate or being interested in any such contract or transaction; or

(c) accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by the Company or any of its Affiliates or any person associated with the Company or any of its Affiliates; or

(d) providing banking, consulting or advisory services to the Company or any of its Affiliates.

Neither the Trustee nor any Affiliate of the Trustee (or any director or officer of a corporation acting as trustee of this Trust Deed) shall be liable to account, whether to the Company or any of its Affiliates or to any person associated with the Company, or to any Bondholder for any profit made or customary brokerage, commission, fees or other remuneration received by the Trustee or any Affiliates of the Trustee (or any director or officer of a corporation acting as trustee of this Trust Deed ).

ARTICLE 13

EXERCISE OF ENFORCEMENT POWERS

Section 13.01. Events of Default. For the purposes of this Trust Deed, (i) an Event of Default under Article 7 of the Common Agreement and (ii) a failure of the Company to perform or observe the covenants set forth on Schedule 5 hereto shall, in each case, be an Event of Default under this Trust Deed. The Trustee shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or of the failure by any Person to observe or perform its respective obligations under any of the Loan Documents, except with respect to the non-payment when due of any money expressly stated to be payable to the Trustee directly or on behalf of Bondholders pursuant to the provisions hereof, unless and until (i) a Responsible Officer of the Company shall have provided a notice or certificate to the Trustee stating that an Event of Default has occurred and is continuing; or (ii) the Trustee receives a notice from the Collateral Agent stating that an Event of Default has occurred and is continuing.

Section 13.02. Mandate. Upon (i) receipt of a notice or certificate from the Company or the Collateral Agent that an Event of Default has occurred and is continuing or (ii) upon the occurrence and continuance of an Event of Default specified in sub-section (h) of Article 7 of the Common Agreement or by reason of non-payment of any sum payable to the Trustee as aforesaid (after giving effect to any grace period applicable thereto), then, (A) if such event is an Event of Default specified in sub-section (h) of Article 7 of the Common Agreement with respect to the Company, automatically the Commitments shall immediately terminate and the Advances on account of the Bonds (with accrued interest thereon) and all other amounts owing under this Trust Deed shall immediately become due and payable, and (B) if such event is any other Event of Default, the Trustee shall, summon one or more meetings of Bondholders to determine by Ordinary Resolution whether any or all of the following actions may be taken by way of written notice to the Company (i) declaring the Commitments in respect of the Bonds to be terminated forthwith, whereupon such Commitments shall immediately terminate; (ii) declaring the Advances on account of the Bonds (with accrued interest thereon) and all other amounts owing in respect hereof to be due and payable forthwith, whereupon the same shall immediately become due and payable; and/or (iii) requesting the Collateral Agent to take any one or more Enforcement Actions. Except as expressly provided above in this Article 13, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

Section 13.03. Acceleration & De-acceleration. If the Bondholders resolve by Ordinary Resolution to declare the Advances on account of the Bonds due and payable, then the Trustee shall forthwith serve a Notice of Acceleration upon the Company with a copy to the Collateral Agent. The Trustee shall also serve a Notice of Acceleration upon the Company if, after receiving a notice or certificate of an Event of Default as aforesaid or after the occurrence of an Event of Default by reason of non-payment of any sum due to the Trustee, it is directed in writing to serve a Notice of Acceleration by Bondholders holding in the aggregate more than fifty percent (50%) in nominal value of the Bonds. After service of a Notice of Acceleration Bondholders may, by Ordinary Resolution resolve to rescind such Notice of Acceleration. A Notice of Acceleration shall also be rescinded if Bondholders holding more than fifty percent (50%) in nominal value of the Bonds so direct the Trustee in writing. Upon rescission of a Notice of Acceleration the Trustee shall serve, upon the Company (with a copy to the Collateral Agent) a notice (a “Notice of Cancellation of Acceleration”) rescinding such Notice of Acceleration.

Section 13.04. Enforcement Action. (a) If Bondholders resolve by Ordinary Resolution (herein an “Enforcement Resolution”) that any Enforcement Action shall be requested then the Trustee shall forthwith serve notice thereof upon the Collateral Agent pursuant to Section 2.01(a) of the Intercreditor and Collateral Agency Agreement and shall thereafter observe the requirements of Section 2.01 of the Intercreditor and Collateral Agency Agreement. If after any consultation with other Facility Agents pursuant to any Consultation Notice issued under Section 2.01(b) of the Intercreditor and Collateral Agency Agreement, the Trustee is satisfied that (i) there is no Enforcement Consensus to support the Enforcement Action requested or (ii) that an Enforcement Consensus favours some other method of Enforcement or course of action, then the Trustee shall summon another meeting of Bondholders. At such meeting the Trustee shall provide Bondholders with a written or oral report of the outcome of its consultation with the other Facility Agents and Bondholders shall be given the opportunity to rescind, by Ordinary Resolution, the Enforcement Resolution and/or to join such other Enforcement Action or course of action favoured by the Lenders constituting the Enforcement Consensus, any such Ordinary Resolution being herein called a “Repeal

Resolution”. If at such further meeting Bondholders shall pass a Repeal Resolution, then the Enforcement Resolution shall be null and void and the Trustee shall thereafter act in accordance with the Repeal Resolution.

(b) Upon receiving notice (whether by way of a Notice of Enforcement from the Collateral Agent or directly from an Enforcing Secured Party) that a Facility Agent has requested any Enforcement Action the Trustee may request consultation with the Enforcing Secured Party or Parties pursuant to Section 2.01(b) of the Intercreditor and Collateral Agency Agreement and shall forthwith summon a meeting of Bondholders to determine what if any action shall be taken in the interest of Bondholders. In connection with any such meeting the mandate of the Trustee as respect future course of conduct shall be such as may be approved by an Ordinary Resolution.

Section 13.05. No Action Clause. No Bondholder shall, in any circumstances, be entitled to take any Enforcement Action for the recovery of any principal, interest or other sum due upon any Bonds held by such Bondholder unless (i) the Trustee, pursuant to the provisions hereof or the Collateral Agent pursuant to the provisions of the Intercreditor and Collateral Agency Agreement, becomes bound to take such Enforcement Action and (ii) the Trustee or the Collateral Agent (as the case may be) fails to take such Enforcement Action within a reasonable time or to prosecute same with reasonable dispatch. No Bondholder shall, in any circumstances, be entitled to take any action under Sections 13.02 or 13.03 unless (i) the Trustee, pursuant to the provisions of the aforesaid Sections becomes bound to take such action and (ii) the Trustee, fails to take such action within a reasonable time or to prosecute same with reasonable dispatch. Any action taken by a Bondholder pursuant to this provision shall be limited to the action which the Trustee or the Collateral Agent was obliged to take. It is understood and intended that no one or more Bondholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Trust Deed to affect, disturb or prejudice the Liens created pursuant to the Security Documents or the right of any other Bondholder or to obtain or seek to obtain priority or preference over other Bondholders or to enforce any right under this Trust Deed, except in the manner herein provided and for the equal and ratable benefit of all Bonds.

Section 13.06. Bondholder’s Right of Set-off. At any time after the occurrence and during the continuance of any Event of Default any Bondholder (herein called a “Self-helping Bondholder”) may set-off any sum standing to the credit of the Company or otherwise owing by the Self-helping Bondholder to the Company, against the Company’s obligations under the Bond or Bonds held by such Self-helping Bondholder. All moneys so recouped by a Self-helping Bondholder shall be held in trust for immediate delivery to the Trustee who in turn shall deliver such moneys to the Collateral Agent for distribution among all the Lenders in accordance with the Intercreditor and Collateral Agency Agreement. Notwithstanding the amount recouped by a Self-helping Bondholder (i) as between the Company and such Self-helping Bondholder, the Company’s obligations under the Bond or Bonds held by such Self-helping Bondholder shall be reduced and treated as paid to the extent only of the amount actually received by such Self-helping Bondholder from the Collateral Agent (whether directly or through the Trustee) upon ratable distribution among the Lenders pursuant to the Intercreditor and

Collateral Agency Agreement; (ii) as between the Company and the other Lenders, the Company’s obligations to such Lenders under the other Bonds, the Tranche A Credit Agreement, the Tranche B Credit Agreement, the Revolving Credit Agreement, the US$ Bonds and the Additional Senior Secured Facility Agreements shall be reduced by the ratable distribution received from the Collateral Agent (whether directly or through the Trustee or other Facility Agent); and further, (iii) as between the Company and a Self-helping Bondholder, such Self-helping Bondholder’s right of set-off shall persist and be exercisable from time to time until the ratable distributions from the Collateral Agent (whether directly or through the Trustee) as aforesaid is equal to the aggregate amount of principal, accrued interest and other sum (if any) then owing on the Bonds held by the Self-helping Bondholder. The Company hereby irrevocably accepts and acknowledges that mutuality exists between a Self-helping Bondholder and the Company to the full extent of the right of set-off hereby granted.

Section 13.07. Bondholders’ Lien. After the occurrence and during the continuance of an Event of Default, a Bondholder shall have a lien on all marketable or other securities and all other property of the Company in the possession of such Bondholder. Such lien shall be exercised by delivery of such marketable or other securities or property to the Trustee who shall deliver them to the Collateral Agent for sale or other disposal for the ratable benefit of the Secured Parties pursuant to the Intercreditor and Collateral Agency Agreement and as respects (i) distribution of proceeds; (ii) the reduction of the Company’s obligations on Bonds and (iii) the extent of the lien, the provisions of Section 13.06 shall apply mutatis mutandis and the Company irrevocably accepts and acknowledges that such lien may be exercised to the full extent of the right hereby granted.

Section 13.08. Enforcement Action without Possession of Bonds. Any Enforcement Action, or other proceedings against the Company (whether taken under this Trust Deed, or under any of the other Loan Documents or in pursuance of any statutory, common law or equitable right) may be taken and prosecuted by the Collateral Agent under the terms of the Intercreditor and Collateral Agency Agreement or by the Trustee under the provisions hereof without possession of any of the Bonds or the production thereof in any proceedings relating thereto, and any such Enforcement Action or proceedings instituted by the Collateral Agent shall be brought in its own name, as agent on behalf of the Secured Parties or, where appropriate, may be brought by the Trustee in its name on behalf of Bondholders.

Section 13.09. Application of Distributions from Collateral Agent. Distributions received by the Trustee from the Collateral Agent under the Intercreditor and Collateral Agency Agreement shall, after satisfying any reasonable cost, charges, expenses and liabilities incurred by the Trustee (including any unpaid remuneration) in or about the execution of the trusts of this Trust Deed, be distributed by the Trustee ratably among the Bondholders and the Company’s obligations under each Bond shall be reduced only to the extent of the amount actually received by the holder of such Bond from the Trustee on account of the Bond.

Section 13.10. Restoration of Position. If the Trustee or any Bondholder having a right to take any Enforcement Action or other action pursuant to Section 13.05 shall institute such Enforcement Action or other action, as the case may be, and if such Enforcement Action or other action is discontinued or abandoned for any reason whatsoever, or is determined adversely to the Trustee or such Bondholder, then and in every such case the Company, the Trustee and such Bondholder shall, subject to any determination in such proceedings, be restored to their former positions hereunder, and thereafter all rights and remedies of the Trustee or such Bondholder shall continue as though no such Enforcement Action or other action had been taken; subject to the right of the Trustee or Bondholder to recover (unless inconsistent with any court order judgment) all reasonable costs and expenses (including legal costs) incurred in connection with such Enforcement Action or other action, as the case may be.

Section 13.11. Currency Indemnity. If, for the purpose of any Enforcement Action, or other action it is necessary to convert a sum due hereunder to the Bondholders in one currency (herein called, the “Obligation Currency”) into another currency (herein called, the “Other Currency”) the Company agrees, to the fullest extent permitted by law that such conversion shall be effected in accordance with Section 1.03 hereof and if the Other Currency is not United States Dollars then, the provisions of Section 1.03 shall be read as if such Other Currency were substituted therein for United States Dollars and the provision shall apply mutatis mutandis.

Section 13.12. Right and Remedies Cumulative. No right or remedy herein conferred upon the Trustee or, subject to Section 13.05 upon Bondholders, is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise provided that all right or remedies not expressly vested in the Trustee or Bondholders pursuant to this Article 13 may be exercised only by the Collateral Agent in accordance with the terms of the Intercreditor and Collateral Agency Agreement. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

ARTICLE 14

INDEMNITY & LIABILITY

Section 14.01. Indemnity. Without prejudice to any right of indemnity granted by law to trustees, the Trustee and every attorney, manager, agent, delegate or other Person appointed by it under this Trust Deed (the Trustee and all such persons being herein called “Indemnified Persons”) shall be indemnified by the Company against all liabilities and expenses properly incurred by any Indemnified Person in the execution of the powers and trusts of this Trust Deed or of any powers, authorities or discretions vested in the Trustee or any other Indemnified Person, pursuant to this Trust Deed. The Company shall also indemnify and hold harmless each Indemnified Party against (i) any and all registration, recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp or other taxes, registration and recording fees if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Trust Deed, the Bonds or any of the other Loan Documents and any other documents; (ii) claim for taxes or other imposts by Governmental Authority arising out of or in connection with the distribution of payments by the Trustee to Bondholder (except income taxes on fees and other income earned by the Trustee hereunder); and (iii) any and all claims, damages, losses, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (A) the execution or delivery of this Trust Deed or any agreement or instrument contemplated hereby, the performance or non-performance (other than by the Trustee) by the parties hereto of their respective obligations hereunder or under the Loan Documents or the consummation of transactions contemplated hereby, (B) any Bonds or the use of the proceeds therefrom, (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto. The indemnity granted by this Section shall not apply in each case specified herein to the extent such claim, damage, loss, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. The agreements in this Section shall survive redemption of the Bonds and payment of all other amounts payable hereunder.

Section 14.02. Trustee Right of Recoupment from Excess Amount. The Trustee may, in priority to any payment to the Bondholders, retain and pay out of any Excess Amount the amount of any liabilities, costs, charges and expenses and also the remuneration of the Trustee as provided in this Trust Deed.

Section 14.03. Payment of Acceleration Losses. If any payment of principal of any Bond is made by the Company to or for the account of a Bondholder other than on the last day of the Interest Period for such Bond, as a result of a payment pursuant to Sections 3.04, 3.05 or acceleration of the maturity of the Bonds or any or for any other reason, the Company shall, upon demand by such Bondholder, pay to such Bondholder any amounts required to compensate such Bondholder for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bondholder to fund or maintain such Bond.

Section 14.04. Express Obligations. The duties and obligations of the Trustee shall be determined by the express provisions of this Trust Deed and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Trust Deed against the Trustee. The Trustee shall not be required to ascertain whether the issuance or sale of the Bonds or any amendment or termination of this Trust Deed has been duly authorised or is in compliance with any other agreement to which the Company is a party (whether or not the Trustee is also a party to such other agreement) provided that as respect transfer of Bonds nothing in this Section shall affect the duty of the Trustee to ensure apparent compliance with the provisions of this Trust Deed including Appendix 3.

Section 14.05. Reliance; Knowledge. The Trustee shall be entitled to rely, and shall be fully protected in relying, upon any written instrument, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected in good faith by the Trustee with reasonable care. The Trustee shall be fully justified in failing or refusing to take any action under this Trust Deed unless it shall first receive such advice or concurrence of the Bondholders or a majority of the Bondholders (determined in accordance with the voting provisions of Appendix 3 of this Trust Deed). The Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Trust Deed in accordance with a request of a majority of the Bondholders (determined as aforesaid).

ARTICLE 15

CHANGE OF TRUSTEE

Section 15.01. Appointment of New Trustee. The statutory power of appointing a new Trustee shall be vested in the Company. Only a professional corporate trustee, a commercial bank, a licensed financial institution or a company or other entity providing corporate secretarial services and owned and operated by a firm of international accountants, may be appointed as trustee of this Trust Deed.

Section 15.02. Removal of Trustee. The Company may, with the approval of Bondholders signified by an Ordinary Resolution remove from office the present Trustee or any future Trustee and appoint a new Trustee in the place of a Trustee who for any reason may cease to be the Trustee. The Bondholders may, by an Ordinary Resolution, from time to time remove from office the present Trustee or any future Trustee and upon such removal the Company shall within thirty (30) days or such longer period as may be permitted by the Ordinary Resolution, appoint a new Trustee, not being the Trustee which was removed or any Affiliate of such Trustee.

Section 15.03. Retirement of Trustee. A Trustee may retire at any time, on giving to the Company not less than three (3) months’ prior written notice, without assigning any reason and without being responsible for any costs occasioned by such retirement. Upon the retirement or removal from office of a sole Trustee, the Company undertakes to use its best endeavours to procure that a new trustee (being a person qualified to hold the trusteeship hereof) shall be appointed in accordance with this Article 15. Notwithstanding anything in Section 15.02 or in this Section 15.03, the retirement or removal of any Trustee shall not become effective until a successor trustee is appointed in accordance with this Article.

ARTICLE 16

FEES AND EXPENSES

Section 16.01. Trustee’s Fees. The Company shall pay to the Trustee the fees set out in Appendix 1 or in any letter or other document referred to in Appendix 1. Such payment shall be made at the times and in the manner set out in Appendix 1 or in such letter or other document, as the case may be.

Section 16.02. Expenses. The Company shall pay, or as the case may be, reimburse the Trustee all reasonable costs, charges and out of pocket expenses (including attorney’s fees and disbursements) properly incurred by the Trustee in connection with the (i) the preparation, and execution of this Trust Deed, including reasonable attorney’s fees; (ii) the performance by the Trustee of its duties hereunder or the exercise of any of its powers, authorities, and discretions; or (iii) any workout, restructuring or negotiation in respect of the Bonds; or (iv) otherwise arising in connection with this Trust Deed and the appointment of the Trustee as trustee and registrar including but not limited to:

(a) postage and other costs of dispatching notices to Bondholders or otherwise corresponding with Bondholders;

(b) convening, hosting and conducting meetings of Bondholders including rental of meeting hall where necessary;

(c) photocopying and stationery costs;

(d) costs and expenses incurred by the Trustee in relation to efforts to enforce its rights (for the benefit of Bondholders) under this Trust Deed, the Bonds, the Common Agreement, any of the Security Documents or any of the other Loan Documents.

All claim for payment or reimbursement of cost, charges and expenses shall be supported by invoices or other appropriate voucher. Payment or reimbursement shall be effected in the currency in which the cost, charge or expense was incurred. Without prejudice to the survival of any other agreement of the Company hereunder, the agreement contained in this Section 16.02 shall survive the appointment of the Trustee under this Deed.

Section 16.03. GCT. All fees, costs and expenses shall be paid with GCT or other value added tax or impost where necessary pursuant to any Requirement of Law.

ARTICLE 17

MISCELLANEOUS

Section 17.01. Waiver. No course of dealing and no failure to exercise or delay in exercising on the part of the Trustee or any Bondholder, any right, remedy, power or privilege hereunder or under any of the Loan Documents (including the Bonds) shall operate as a waiver thereof or be construed to be an acquiescence on the part of the Trustee or any Bondholder; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 17.02. Governing Law. This Trust Deed is governed by, and shall be construed in accordance with, the laws of Jamaica and the Company hereby irrevocably submits to the nonexclusive jurisdiction of the Jamaican courts. Nothing in this Trust Deed shall affect the right of the Trustee and, subject to Section 13.05, the right of Bondholders to commence legal proceedings or otherwise sue the Company in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Company in any manner authorized by the laws of any such jurisdiction.

Section 17.03. Waiver of Immunity. To the extent that the Company may be entitled in any jurisdiction to claim for itself or its assets in respect of its obligations under this Trust Deed or under any Bond any immunity from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

Section 17.04. Severability. If any of the provisions of this Trust Deed becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.05. Notice. All notices, requests, demands, directions and other communications under this Trust Deed, unless otherwise stated herein, shall be in writing, and mailed or hand-delivered or sent by facsimile transmission (or where expressly permitted herein by electronic mail) as to each party hereto, at the address for such party set forth below, or at such other address as shall be designated by the party in a written notice to the other party hereto:

(a)	To the Company:

DIGICEL INTERNATIONAL FINANCE LIMITED

The Dyoll Building

40 Knutsford Boulevard

Kingston 5, Jamaica

Attention:	Lawrence Hickey, Chief Financial Officer

Fax: +1 (876) 920-4626

(b)	To the Trustee:

Pan Caribbean Financial Services Limited

Pan Caribbean Building

60 Knutsford Boulevard

Kingston 5

Attention:	Ms. Gene Douglas
Vice President, Corporate Trust Division

Facsimile: (876) 926-4385

All such notices, requests, demands, directions and other communications shall be effective, in the case of hand-delivery, when received; in the case of facsimile transmission, when dispatched and such dispatch is confirmed by telephone to any director or senior manager of the addressee; and in the case of mail when same is actually received at the office of the Trustee or the Company, as the case may be; provided that if a notice, request, demand, direction or other communication is actually received after business hours it shall be deemed to be received and become effective on the next Business Day.

Section 17.06. Acknowledgment of Intercreditor and Collateral Agency Agreement. The Company authorizes and directs the Trustee and each other Secured Party to pay, pursuant to Sections 3.01, 3.02 and 3.03 of the Intercreditor and Collateral Agency Agreement and on behalf of the Company, those payments specified therein as provided therein, and if any prepayment of Advances (including Advances in respect of the Bonds) shall be made, as a result of any actions taken pursuant to the terms of the Intercreditor and Collateral Agency Agreement, the Company agrees, for the avoidance of doubt, that the provisions of Section 3.05 of this Trust Deed shall apply in all cases to such prepayment as if such prepayment were made by the Company pursuant to Section 3.05 of this Trust Deed. The Company hereby agrees that, to the extent any provision of any Security Documents, conflicts with any provision of the Intercreditor and Collateral Agency Agreement, the Intercreditor and Collateral Agency Agreement shall control. Without limiting the generality of the foregoing sentence, the Company hereby agrees that, notwithstanding any provision contained in any Security Documents distributions in respect of any Collateral charged or assigned pursuant thereto and any amounts received by any Secured Party or any other Person in the exercise of any powers conferred by each of the Security Documents may be applied as determined by agreement among all the Secured Parties under the Intercreditor and Collateral Agency Agreement, and any mortgage, charge, assignment or any other agreement or document required to be made or entered into by the Company in favour of any Secured Party pursuant to any of the Loan Documents shall be made in favour of the Lenders.

Section 17.07. Intercreditor and Collateral Agency Agreement. References herein to the Intercreditor and Collateral Agency Agreement shall not be deemed to incorporate the whole or any part of that agreement herein and that agreement shall not inure to the benefit of the Company and the Company shall not be entitled to rely upon any of its provisions except as provided in the Common Agreement; provided that the Company shall in no way be in default of any obligations hereunder because of, and no Event of Default shall exist hereunder, as a result of failure of the Trustee or any Bondholder to comply with the Intercreditor and Collateral Agency Agreement.

Section 17.08. Benefit of Agreement. Except as expressly provided herein, this Trust Deed is solely for the benefit of the parties hereto and Bondholders and no other person shall acquire or have any right under or by virtue hereof.

Section 17.09. Counterparts. This Trust Deed may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Trust Deed by facsimile or other electronic method (e.g. PDF) shall be effective as delivery of an original executed counterpart of this Trust Deed.

Section 17.10. Effectiveness. This Trust Deed shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto and upon satisfaction or waiver of each of the conditions set forth in (i) Sections 4.1 and 4.2 of the Common Agreement in accordance with terms of the Common Agreement and (ii) Section 4.1 of the Tranche D-1 Credit Agreement, dated as of November 22, 2011, among the Company, the Lenders from time to time parties thereto, and Citibank, N.A., as administrative agent.

Section 17.11. Conversion. At any time, the any holder of any Bond and the Company may agree to convert such Bond from J Dollars to US Dollars at such rate as may be agreed upon between such holder and the Company on the date of the agreed conversion.

ARTICLE 18

CONFIDENTIALITY

Section 18.01. Treatment of Confidential Information. Each of the Trustee and the Bondholder agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (i) in connection with the transactions contemplated by the Loan Documents to any of its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws, rules or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Trust Deed or any other Loan Document or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as, and no less onerous than, those set out in this Section 18.01 to any purchaser of a Bond or a participation therein, or any prospective purchaser of a Bond or a participation therein, (vi) with the consent of the Company or (vii) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Trustee or any Bondholder on a non-confidential basis from a source other than a Loan Party.

ARTICLE 19

MEETINGS OF BONDHOLDERS

Section 19.01. Regulations Governing Meetings of Bondholders. The provisions set out in Appendix 2 shall apply with respect to meetings of Bondholders.

[Intentionally Left Blank, Signature Pages Follow]

IN WITNESS whereof this Trust Deed was duly executed by the parties the day and year first hereinbefore written.

	EXECUTED under the Common Seal	)	/s/ [Illegible]
	of DIGICEL INTERNATIONAL	)	AUTHORIZED SIGNATORY
	FINANCE LIMITED	)
)
	in accordance with its Articles of	)
	of Association in the presence of:	)	/s/ [illegible]
		)	AUTHORIZED SIGNATORY/SECRETARY

/s/ Hugh Croskery
Witness	Hugh Croskery
Justice Of The Peace
St. Andrew

BE IT REMEMBERED that on 22nd the day of November Two Thousand and Eleven before me the undersigned one of Her Majesty’s Justices of the Peace in and for this Island personally came and appeared                      of                      in the Parish of                     , the attesting witness to the due execution of the foregoing Trust Deed who, being by me duly sworn made oath and said that he/she was present and did see the common seal of DIGICEL INTERNATIONAL FINANCE LIMITED put and affixed to the said Trust Deed and that he/she did further see the said Trust Deed and that he/she did further see the said Trust Deed signed by                      an Authorized Signatory and countersigned by                     , Authorized Signatory /the Secretary of the Company and duly executed and delivered as and for the proper act and deed of the Company for the purposes therein mentioned.

/s/ Hugh Croskery
Justice of the Peace
For the Parish of
Hugh Croskery
Justice Of The Peace
St. Andrew

EXECUTED under the Common Seal	)	/s/ Richard Byles
of PAN CARIBBEAN FINANCIAL	)	Director
SERVICES LIMITED	)	Richard Byles
in the presence of.	)
)
	)	/s/ Gene M. Douglas
	)	DIRECTOR/SECRETARY
Gene M. Douglas

/s/ Campbell
Witness
Jamaica S.S.

Jamaica S.S.

BE IT REMEMBERED that on 22nd the day of November Two Thousand and Eleven before me the undersigned one of Her Majesty’s Justices of the Peace in and for this Island personally came and appeared Patricia Campbell of 60 Knutsford Boulevard in the Parish of Saint Andrew, the attesting witness to the due execution of the foregoing Trust Deed who, being by me duly sworn made oath and said that he/she was present and did see the common seal of PAN CARIBBEAN FINANCIAL SERVICES LIMITED put and affixed to the said Trust Deed and that he/she did further see the said Trust Deed signed by Richard Byles, a Director and countersigned by Gene M. Douglas, the Secretary of the company and duly executed and delivered as and for the proper act and deed of the Company for the purposes therein mentioned.

/s/ [illegible]
Justice of the Peace
For the Parish of	Kingston

SCHEDULE 1

FORM OF BOND

DIGICEL INTERNATIONAL FINANCE LIMITED

Senior Secured Bonds due 2017

Serial number:

AMOUNT: J$

ISSUE DATE:             , 2011

THIS BOND HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (i) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (ii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS BOND IS SUBJECT TO TRANSFER RESTRICTIONS WHICH RESTRICT TRANSFER TO ELIGIBLE INVESTORS SUBJECT TO CONDITIONS. REFERENCE SHOULD BE MADE TO THE TRUST DEED (AVAILABLE AT THE OFFICE OF THE TRUSTEE) FOR THE FULL TERMS OF SUCH RESTRICTIONS

FOR VALUE RECEIVED, DIGICEL INTERNATIONAL FINANCE LIMITED an international business company incorporated under the laws of St. Lucia (the “Issuer”) HEREBY PROMISES TO PAY to the order of                      | or other registered holder hereof (the “Registered Holder”) the principal sum of                      MILLION JAMAICAN DOLLARS (J$         (the “Principal Amount”) in semi-annual installments; each such installment to be in the percentage of the principal amount set forth under column 2 of the Payment Grid and to be made on the Payment Date set opposite such installment under column 1 of the Payment Grid. The Issuer further promises to pay interest on the unpaid principal amount hereof for each day during each Interest Period until the principal amount of the Bond is repaid in full, at a rate per annum equal to the Initial Interest Rate until             , 20     and thereafter, at a rate per annum equal to the Interest Rate for each Interest Period. Accrued interest shall be payable in arrears on each Interest Payment Date. Interest at the relevant rate shall accrue from day to day (as well after as before any judgment) and be prorated on the basis of a 365-day year for the actual number of days in the relevant Interest Period.

If any principal or interest becomes due for payment on a day which is not a Business Day, payment thereof shall be made on the next succeeding Business Day (unless that day falls in the next calendar month in which event such payment shall be made on the immediately preceding Business Day). All payments of principal or interest shall be made upon presentment of this Bond the offices of Pan Caribbean Financial Services Limited at Pan Caribbean Building, 60 Knutsford Boulevard, Kingston 5 in the Parish of Saint Andrew, Jamaica. All payments due under this Bond shall be made without set-off or counterclaim.

This Bond is one of the Bonds referred to in the Amended and Restated Trust Deed dated the 22nd day of November, 2011 between the Issuer and Pan Caribbean Financial Services Limited, as Trustee (the “Trust Deed”) and is issued subject to, and entitled to the benefit of, the provisions of the Trust Deed and a Common Agreement dated as of March 23, 2007 (as it may be amended, supplemented or amended and restated from time to time, the “Common Agreement”). This Bond is secured and guaranteed as provided in the Loan Documents (as defined in the Common Agreement) and reference is hereby made to the Loan Documents for a description of the properties and assets in which security interests have been granted and the nature and extent of such security interests.

This Bond is subject to optional and mandatory prepayment in whole or in part as provided in the Trust Deed and upon the occurrence of one or more of the Events of Default (as defined in the Common Agreement) all amounts then remaining unpaid shall become, or may be declared to be, immediately due and payable, all as provided in the Trust Deed.

The Issuer hereby waives notice of dishonour, protest and presentment.

This Bond shall be governed by, and construed in accordance with, the laws of Jamaica.

In this Bond:

“Applicable Margin” means 4.0 % per annum during the existence of an Event of Default and 2.0% at all other times.

“Interest Rate” means the WATBY plus the Applicable Margin.

“Initial Interest Rate” means a fixed rate of 8.5% per annum plus, during the existence of an Event of Default, 2.0%.

“Interest Payment Date” means the last day of each Interest Period, being the date upon which interest is payable for that Interest Period, or the date upon which interest may be payable pursuant to a Notice of Acceleration.

“Interest Period” means, in the first instance, the period commencing on the Issue Date and ending on December 31, 2011 and thereafter each of the following 3-month periods namely, (i) January 1 to March 31; (ii) April 1 to June 30; (iii) July 1 to September 30 and (iv) October 1 to December 31.

“Interest Setting Dates” means in respect of the first Interest Period, the Issue Date and thereafter the first day of each Interest Period.

“WATBY” means as of any Interest Setting Date, the weighted average Treasury Bill Yield, as announced by the Government of Jamaica in respect of the most recent offer of 3-month Government of Jamaica Treasury Bills.

IN WITNESS whereof, the Promisor has caused this Bond to be duly executed manually or in facsimile on its behalf.

DIGICEL INTERNATIONAL FINANCE LIMITED, as Issuer

By:
Authorised Signatory

By:
Authorised Signatory

AUTHENTICATED without recourse, warranty or liability Pan Caribbean

By:
Authorised Signatory

PAYMENT GRID

Column 1 Payment Date	Column 2 Installment	Column 3 Payment Confirmation

September 30, 2014	16.67%

March 31, 2015	16.67%

September 30, 2015	16.67%

March 31, 2016	16.67%

September 30, 2016	16.67%

March 31, 2017	16.65%

ENDORSEMENTS

(Endorsee should note the transfer restrictions referred to above. An endorsee should register change of ownership with the Trustee who maintains a Register of Bondholders.)

(1) Pay:	(2) Pay:

[Name of Transferor]	[Name of Transferor]

By:	By:
Name:	Name:
Title:	Title:

Further endorsements may be made upon an allonge attached hereto.

SCHEDULE 2

TRUSTEE’S AUTHENTICATION CERTIFICATE

“AUTHENTICATED without recourse, warranty or liability

By:
Authorised Signatory”

SCHEDULE 3

AMORTIZATION SCHEDULE ADJUSTMENT

SCHEDULE 4

BONDS AMOUNTS

Holder	Bonds Amount

Citifinance Limited	J$	1,092,101,842

National Commercial Bank Jamaica Limited	J$	315,522,977

RBC Royal Bank (Jamaica) Limited	J$	682,563,651

Total	J$	2,090,188,470.00

SCHEDULE 5

ADDITIONAL COVENANTS

1. Total Debt to EBITDA Ratio. Maintain at all times a ratio of (i) total Debt (other than Subordinated Debt) of the Company and the Non-Project Subsidiaries on a Consolidated basis as of such date (including the outstanding Advances) to (ii) EBITDA, equal to or less than 4.0 to 1.0.

2. Total Senior Secured Debt to EBITDA Ratio. Maintain at all times a ratio of (i) total Senior Secured Debt of the Company and the Non-Project Subsidiaries on a Consolidated basis as of such date (including the outstanding Advances) to (ii) EBITDA, equal to or less than 2.25 to 1.0.

3. Notwithstanding anything to the contrary in Section 2.01 hereof, the Company shall comply with the provisions of Section 6.1(e) of the Common Agreement, but the reference therein to Section 6.2(b) shall instead be to Section 4 below and the reference to an EBITDA of 3.0 to 1.0 shall instead be to an EBITDA of 2.25 to 1.0.

4. In addition to the provisions of Section 6.2(b) of the Common Agreement, the Company shall not, and shall cause its Restricted Subsidiaries not to, directly or indirectly, create, incur, assume or suffer to exist, or permit any of the Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt other than Debt of the Company owed to any Person (other than an Affiliate of the Company) to the extent (i) immediately after incurring such Debt, the Total Debt to EBITDA Ratio, on a pro forma basis to give effect to such Debt, is less than the maximum Total Debt to EBITDA Ratio required to be maintained pursuant to Section 1 above as of the last day of the most recent fiscal quarter for which financial statements are required to have been delivered in accordance with Section 5.6(b) of the Common Agreement and (ii) such Debt has an average life no shorter than the average remaining life of the Debt under this Trust Deed.

Each of the foregoing covenants shall be calculated at the times and in the manner provided in, and the capitalized terms used in the foregoing covenants and not otherwise defined in the Trust Deed shall have the meaning set forth in, the Common Agreement as in effect on the Initial Bond Exchange Date without giving effect to any amendment, supplement, waiver or modification of the Common Agreement to the extent the same would alter the calculation times or manner of, or the definitions used in, the foregoing covenants.

APPENDIX 1

TRUSTEE’S FEES

To be agreed upon separately between the Company and the Trustee.

APPENDIX 2

PROVISIONS WITH RESPECT TO MEETINGS

1.	Meetings

At any time and from time to time the Trustee may and shall, upon the written request of holders of not less than one-tenth in nominal amount of the Bonds and upon being indemnified to the Trustee’s satisfaction in respect of costs and expenses to be incurred in so doing, convene a meeting of the Bondholders.

2.	Notice

2.1 At least seven (7) days’ notice (inclusive of the day of service but exclusive of the day of the meeting) of the place, date and time of any meeting shall be given to the Bondholders but a meeting called at shorter notice shall be deemed to be duly called if it is so agreed by Bondholders holding not less than three-fourths in nominal value of the Bonds or if the Trustee certifies in the notice summoning such meeting that time is of the essence. Notice shall be served by personal delivery, prepaid courier, facsimile or electronic mail.

2.2 It shall be necessary to specify in any notice under this clause only the general nature of any business to be transacted at such a meeting.

2.3 The accidental omission to give notice of a meeting to (or the non-receipt of notice of a meeting by) any person entitled to receive the notice shall not invalidate the proceedings at that meeting.

3.	Chairman

The chair shall be taken by a person nominated by the Trustee. If no person shall be so nominated or if the person nominated shall be absent from a meeting or shall refuse to act, the Bondholders may elect a chairman from among themselves.

4.	Quorum

4.1 Except as otherwise provided in this Schedule, no business shall be transacted at any meeting unless a quorum of Bondholders is present at the time when the meeting proceeds to business.

4.2 A quorum shall consist of not less than one (1) person holding or representing by proxy more than fifty percent in nominal value of the Bonds for the time being outstanding.

4.3 If within half an hour from the time appointed for the meeting a quorum is not present the meeting, if convened on a requisition of Bondholders shall, be dissolved and in any other case shall stand adjourned to the same day in the next week but at the same place and time or to such other place and time (not less than ten (10) days later) as the Trustee shall direct and if at such adjourned meeting a quorum is not present, the Bondholders then present in person or by proxy shall be a quorum provided that at least three (3) days’ notice of such adjourned meeting shall be given to the Bondholders specifying that if a quorum is not present, the Bondholders present shall be a quorum.

5.	Business at Adjourned Meeting

The Chairman may, with the consent of the meeting at which a quorum is present, adjourn any meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

6	Voting

6.1 At every meeting every Bondholder present in person or by proxy shall be entitled to one (1) vote on a show of hands. On a poll, every Bondholder present in person or by proxy shall have one (1) vote for every complete J$ 12,000,000 nominal value of Bonds held by him and in respect of those for which he holds a proxy.

6.2 If two (2) or more persons are registered as joint owners of any Bonds, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the other joint holder(s) and for this purpose seniority shall be determined by the order in which their names stand on the Register of Bondholders.

6.3 At any meeting, a resolution put to the vote shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by the Chairman or by any Bondholder present in person or by proxy.

6.4 A Bondholder who is incapable of managing his affairs by reason of mental disorder may vote by his receiver.

6.5 Unless a poll is demanded, a declaration by the Chairman that a resolution has been carried or lost by a show of hands and an entry to that effect in the minute book referred to in Rule 11 of this Appendix shall be conclusive evidence that the resolution has been passed or lost without proof of the number of votes recorded in favour or against such resolution.

6.6 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

6.7 In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman shall have no casting vote.

7.	Poll

7.1 Subject to Rule 7.2, if a poll is demanded, it shall be taken in such manner and at such time and place as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Pending the taking of a poll the meeting may proceed with other business other than that upon which the poll has been demanded or any business which is not contingent on the outcome of the poll.

7.2 A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.

7.3 A demand for a poll may be withdrawn.

7.4 On a poll a Bondholder or his proxy need not use all his votes or use all the votes he casts in the same way.

8.	Proxies

8.1 The instrument appointing a proxy shall be in writing signed by the appointor or his authorised attorney or if the appointor is a corporation either under seal or under the hand of an officer or authorised attorney and may be in any suitable and proper form.

8.2 A proxy need not be a Bondholder.

8.3 The instrument appointing a proxy and any power of attorney or other authority under which it is signed shall be deposited at the registered office of the Trustee not less than twenty-four (24) hours before the time appointed for holding the meeting in respect of which such proxy is to be used unless the notice convening the meeting shall otherwise direct that delivery of proxy may be made at later time which, in any case, shall not be later than the time fixed for commencement of the meeting.

8.4 A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or mental disorder of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no intimation in writing of such death, mental disorder or revocation shall have been received by the Trustee at its registered office or at such other place (if any) for the deposit of instruments of proxy as may have been specified in the notice convening the meeting before the commencement of the meeting or adjourned meeting at which the proxy is used.

8.5 A proxy may not vote on a show of hands but may demand or join in a demand for a poll and may vote on such a resolution whether by hand or on a poll.

9.	Corporations’ Representatives

Any corporation being a Bondholder may by writing under the hand of one of its directors or its secretary or any president or vice-president authorise any person to act as its representative at any meeting of the Bondholders and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation he represents as that corporation could exercise if it were an individual Bondholder present in person at the meeting.

10.	Minutes

The Chairman of the meeting shall, at the expense of the Trustee, cause minutes of the proceedings of the meeting to be drawn up and entered in a book to be kept for that purpose by the Trustee and the minutes shall be signed by the Chairman at any time after the conclusion of the meeting. Any such minutes, if purporting to be signed by such Chairman, shall be conclusive evidence of the matters stated in such minutes unless at a subsequent meeting an amendment is proposed and carried in which case, the amended resolution shall be conclusive evidence of the matters stated in such minutes.

11	Ordinary Resolution

An ordinary resolution is a resolution passed at a meeting of the Bondholders convened and held in accordance with the provisions hereof by a majority of the persons voting at such meeting upon a show of hands provided that such majority holds more than fifty per cent (50%) in nominal value of the Bonds for the time being outstanding, or if a poll is demanded, then by Bondholders holding or representing by proxy Bonds constituting more than fifty per cent (50%) in nominal value of the Bonds for the time being outstanding. A resolution in writing, signed by all Bondholders for the time being, shall be valid and effectual for all purposes as an Ordinary Resolution as if it had been passed at a meeting of Bondholders duly convened and held and in the Trust Deed and in this Appendix the term “Ordinary Resolution” shall be deemed to include a reference to such a resolution in writing.

12.	Effect of Ordinary Resolution

Subject to the Rules of this Appendix, a duly passed Ordinary Resolution shall be binding on all the Bondholders including those voting against the motion and those who were not present at the meeting at which such Ordinary Resolution was passed.

13.	Unanimous Resolution

A Unanimous Resolution is a resolution (i) passed unanimously at a meeting of the Bondholders convened and held in accordance with the provisions hereof by Bondholders holding 100% in nominal value of the outstanding Bonds who shall all be present in person or by proxy at such a meeting or (ii) approved in writing by Bondholders holding 100% in nominal value of the outstanding Bonds.

14.	Common Creditors’ Determination

Where the Trustee is required to poll Bondholders for the purpose of a determination by the Common Creditors under the Intercreditor and Collateral Agency Agreement, the Trustee shall poll the Bondholders in writing or summon a meeting of Bondholders at which a vote shall be taken by poll and the results of the poll shall be submitted to the Collateral Agent. Notwithstanding the outcome of the poll among Bondholders, they shall be bound by the Common Creditors’ determination. Regardless of the outcome, the results of a poll taken for the purpose of a Common Creditors’ determination shall not have the effect of an Ordinary Resolution under Rule 12.

APPENDIX 3

TRADING RESTRICTIONS

Each Bondholder by purchasing Bonds shall be bound by the following Trading Restrictions.

1.1 As used in these Trading Restrictions, the following terms have the following meanings:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by”, and “under common control with”) of a Person means, the possession, direct or indirect, of the power to vote 15% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person whether through the ownership of Voting Stock, by contract or otherwise.

“Approved Trading Block” means one or more Bonds or interest in a Bond having an aggregate principal value of not less than twelve million Jamaican Dollars (J$12,000,000) and integral multiples of one million Jamaica Dollars (J$1,000,000).

“Common Agreement” means an Amended and Restated Common Agreement dated as of March 23, 2007 by and among the Company, the Tranche A Administrative Agent, the Tranche B Administrative Agent, the Revolving Administrative Agent, the Jamaica Trustee, the US$ Trustee, each Additional Senior Secured Facility Agent, the Collateral Agent, the Mossel Co-Collateral Agent, the DECL Co-Collateral Agent, the Cayman Co-Collateral Agent, the El-Salvador Co-Collateral Agent and each Additional Co-Collateral Agent, as it may be amended, supplemented or amended and restated from time to time.

“Confidential Information” means all non-public information furnished to the Trustee or any Bondholder, by or on behalf of the Company; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.

“Eligible Investor” means any investor for the time being who meets the qualification for Eligible Investors set out in the Schedule of Eligible Investors attached hereto as Exhibit A.

“Favourable Legal Opinion” means, with respect to any proposed Sale of Bonds, or the Sale of any interest or participation in any Bond or the grant of any right to acquire any Bond, a legal opinion provided to the Trustee and the Company by the proposed vendor and/or transferor of the Bonds from an attorney qualified to practice law in Jamaica confirming that such proposed Sale or grant of any right to acquire Bonds will not constitute a public issue under the Companies Act or the Securities Act of Jamaica or will not otherwise impose any obligation on the Company to file any prospectus or registration statement under Jamaican Securities Law.

“Initial Allotment” means, with respect to any Bondholder, the Bonds allotted to it in exchange for such Bondholder’s Existing Bonds.

“Initial Bond Exchange” means the exchange of the Bonds for the Existing Bonds, the Bonds being for a nominal value of US$24,178,004.28.

“Permitted Intra-Group Transfer” means any transfer between a holder of a Bond (whether as transferor or transferee) and any of its respective Affiliates or among such Affiliates (in each case, so long as such Affiliate qualifies as an Eligible Investor).

“Person” means any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Regulation S” means Regulation S of the U. S. Securities Act of 1933, as amended.

“Securities Law” means (a) with respect to Jamaica, the Securities Act, the Companies Act and all regulations, directives, orders, rulings, notices, circulars, guidelines, or policy statements having the force of law made or issued under, or in connection with, the Companies Act, the Securities Act or any other law regulating the sale of securities; (b) with respect the United States of America, the Securities Act of 1933, as amended and all regulations, directives, orders, rulings, notices, circulars, guidelines or policy statements made or issued thereunder and (c) in the case of any other country, all relevant laws or regulations, directives, orders, rulings notices, circulars, guidelines, or policy statements having the force of law made or issued by the relevant authority in such other country and regulating the sale of securities.

“Sell” with reference to Bonds, means to offer, pledge, assign, sell, contract to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any Bond or any interest therein and “Sale” and other cognate expression shall be construed accordingly.

“US Person” has the meaning ascribed thereto by paragraph (k) of Regulation S.

1.2 References to any specific law or regulation shall be taken to mean such law or regulation as same may from time to time be amended or any other law or regulation enacted or promulgated in place of, or supplemental to, any existing law or regulation. Capitalized terms used herein and not specifically defined shall have the meaning ascribed thereto by the Common Agreement.

2.	[Reserved]

3.	Trading

3.1 If at the time of any proposed Sale the number of registered Bondholders exceeds twenty-five, it is understood and agreed that, a Bondholder may not sell any

Bond comprised in its Initial Allotment or Sell any interest or participation in any such Bond or grant any right to acquire any such Bond unless a Favourable Legal Opinion is provided in respect of such Sale (unless the Company agrees that a Favourable Legal Opinion is not required with respect to such Sale) and the conditions set out at paragraphs (a) to (e) at sub-clause 3.2 are also satisfied.

3.2 It is understood and agreed that Bondholders may Sell Bonds subject to the following conditions:

(a) each Sale of Bonds or any interest therein shall be made only to Eligible Investors;

(b) each Sale shall be of a Bond or Bonds or interest in a Bond or Bonds constituting an Approved Trading Block;

(c) no Sale shall be effected by a Bondholder at any time in circumstances which either (i) constitute an issue to the public or (ii) at the time of such Sale would impose any obligation or other duty upon such Bondholder or the Company, under Securities Law to file any prospectus, registration statement or other document with the Registrar of Companies, the Financial Services Commission or any agency or department of Government;

(d) no Sale shall be made (i) in the United States or to any US Person in circumstances which would violate the Securities Law of the United States or which would oblige the Bondholder or the Company, as the case may be, to file any prospectus, registration statement or any other document with the Securities and Exchange Commission or any agency or department of the Federal Government or a State; or (ii) to any other Person resident in another country in violation of the Securities Law of such other country or which would oblige the Bondholder or the Company, as the case may be, to file any prospectus, registration statement or any other document with any agency or department of the Government of such other country; and

(e) if at the time of any proposed Sale the number of registered Bondholders exceeds fifty (50), then the Trustee shall refuse to register the transfer.

3.3 Each Bondholder hereby undertakes as follows:

(a) with the aim of ensuring that a purchaser of Bonds from such Bondholder and all subsequent holders of the Bonds shall be bound by the terms and restrictions set out in this Appendix, to procure that such purchaser shall enter into a Purchase Agreement containing terms similar in all material respects to the terms of this Appendix, undertaking to be bound by the restrictions set out herein and

(b) not to engage in any public solicitation or the publication of any advertisement or other Selling efforts which would violate any Securities Law or which, if a Sale were consummated, would violate any of the restrictions set out above;

4.	Restrictions Co-extensive with the life of the Bonds.

The above restrictions shall persist throughout the life of the Bonds until redemption and shall also apply to a Bondholder in respect of Bonds which such Bondholder may acquire in the market after the Issue Date.

5.	Agreement Binding on Assigns.

This provisions of this Appendix shall, as respect a Bondholder, become effective upon the acquisition of any Bond whether in any Initial Allotment or by purchase from other Bondholders and shall be binding upon each Bondholder and its assigns.

6.	Governing law.

This agreement constituted hereby shall be governed by, and construed in accordance, with Jamaican law.

EXHIBIT A

SCHEDULE OF ELIGIBLE INVESTORS

“Eligible Investors” means any of the following Persons (other than a US Person), up to but no more than fifty such Eligible Investors at any time, who acquires Bonds or interest in Bonds for his own account or for the account of another Eligible Investor (but only to the extent that any such Person is not prohibited by Securities Laws in Jamaica from acquiring securities in private placements), namely:

(a) a bank licensed under the Banking Act or a financial institution licensed under the Financial Institutions Act;

(b) an insurance company registered under the Insurance Act;

(c) a Building Society registered under the Building Societies Act;

(d) a unit trust registered under the Unit Trust Act;

(e) a society registered under the Co-operative Societies Act;

(f) trustees of an approved superannuation fund or an approved retirement scheme;

(g) any person licensed under the Securities Act as a dealer; and

(h) the Accountant General of Jamaica acting on behalf of the Government of Jamaica or any Ministry or Department thereof, the Financial Secretary as manager of the National Insurance Fund, National Investment Bank of Jamaica Limited and the National Housing Trust;

Provided, however, in order to qualify as an Eligible Investor for the purpose of this Appendix, each such Person described in categories (a) through (g) above must fall within the definition of “large institutional investor” or any similar expression in any relevant Jamaican Securities Law in effect at the time of the Sale of the Bonds; and further provided, that each such Person described in categories (a) through (h) above shall not be related to the Company, its shareholders and/or its Affiliates.